Exhibit 99.3

Item 8. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Shareholders of Stewart Enterprises, Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of earnings, shareholders’ equity and cash flows present fairly, in all material respects, the financial position of Stewart Enterprises, Inc. and Subsidiaries at October 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended October 31, 2004, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 3 to the consolidated financial statements, the Company changed its method of accounting for the Company’s preneed funeral and cemetery merchandise and services trusts and the Company’s cemetery perpetual care trusts in 2004. Also, as described in Note 3 to the consolidated financial statements, the Company changed its method of accounting for insurance-funded preneed funeral contracts in 2004. As described in Note 15 to the consolidated financial statements, the Company adopted the provisions of Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” in 2003.

PricewaterhouseCoopers LLP
New Orleans, Louisiana
January 5, 2005, except for notes 2(r) and 15
     for which the date is April 12, 2005

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS
(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2004	2003	2002
Revenues:
Funeral	$280,045	$280,329	$325,240
Cemetery	236,837	223,384	235,908

	516,882	503,713	561,148

Costs and expenses:
Funeral	201,795	210,235	238,827
Cemetery	180,304	173,678	179,324

	382,099	383,913	418,151

Gross profit	134,783	119,800	142,997
Corporate general and administrative expenses	(17,097)	(17,733)	(17,261)
Separation charges (Note 16)	(3,435)	(2,450)	—
Impairment of goodwill (Note 17)	—	(73,000)	—
Gains on dispositions and impairment (losses), net (Note 15)	564	(18,972)	(18,500)
Other operating income, net	2,122	2,093	2,544

Operating earnings	116,937	9,738	109,780
Interest expense	(47,335)	(53,478)	(62,339)
Loss on early extinguishment of debt (Note 18)	—	(11,289)	—
Investment and other income (expense), net	(922)	545	20

Earnings (loss) from continuing operations before income taxes	68,680	(54,484)	47,461
Income taxes	25,195	5,256	16,776

Earnings (loss) from continuing operations	43,485	(59,740)	30,685

Discontinued operations:
Earnings (loss) from discontinued operations before income taxes	2,114	(14,986)	1,860
Income tax expense (benefit)	(563)	(1,258)	679

Earnings (loss) from discontinued operations	2,677	(13,728)	1,181

Net earnings (loss)	$46,162	$(73,468)	$31,866

Basic earnings (loss) per common share:
Earnings (loss) from continuing operations	$.40	$(.55)	$.29
Earnings (loss) from discontinued operations	.03	(.13)	.01

Net earnings (loss)	$.43	$(.68)	$.30

Diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$.40	$(.55)	$.28
Earnings (loss) from discontinued operations	.03	(.13)	.01

Net earnings (loss)	$.43	$(.68)	$.29

Weighted average common shares outstanding (in thousands):
Basic	107,522	108,220	107,861

Diluted	108,159	108,220	108,299

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	October 31,
	2004	2003
ASSETS
Current assets:
Cash and cash equivalent investments	$21,514	$18,585
Marketable securities	1,297	2,346
Receivables, net of allowances	61,159	100,099
Inventories	39,455	40,651
Prepaid expenses	2,954	2,889
Deferred income taxes, net	4,522	2,990
Assets held for sale (Note 15)	3,590	40,296

Total current assets	134,491	207,856
Receivables due beyond one year, net of allowances	79,879	76,374
Preneed funeral receivables and trust investments	504,882	—
Preneed cemetery receivables and trust investments	259,459	—
Prearranged receivables, net	—	892,640
Goodwill	404,169	404,482
Deferred charges	254,861	248,521
Cemetery property, at cost	371,094	373,730
Property and equipment, at cost:
Land	40,525	40,316
Buildings	295,233	294,571
Equipment and other	163,427	156,412

	499,185	491,299
Less accumulated depreciation	197,621	183,183

Net property and equipment	301,564	308,116
Deferred income taxes, net	43,124	60,218
Cemetery perpetual care trust investments	210,267	—
Other assets	1,408	1,238

Total assets	$2,565,198	$2,573,175

(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)

	October 31,
	2004	2003
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,725	$13,935
Accounts payable	9,075	7,274
Accrued payroll	13,005	8,596
Accrued insurance	21,430	19,243
Accrued interest	11,315	11,428
Other current liabilities	12,713	17,273
Income taxes payable	130	769
Liabilities associated with assets held for sale (Note 15)	2,388	22,132

Total current liabilities	71,781	100,650
Long-term debt, less current maturities	415,080	488,180
Deferred preneed funeral revenue	156,164	—
Deferred preneed cemetery revenue	288,516	—
Non-controlling interest in funeral and cemetery trusts	629,376	—
Prearranged deferred revenue, net	—	1,230,377
Other long-term liabilities	11,130	15,109

Total liabilities	1,572,047	1,834,316

Commitments and contingencies (Note 23)	—	—
Non-controlling interest in perpetual care trusts	208,893	—

Shareholders’ equity:
Preferred stock, $1.00 par value, 5,000,000 shares authorized; no shares issued	—	—
Common stock, $1.00 stated value:
Class A authorized 150,000,000 shares; issued and outstanding 104,330,101 and 104,172,151 shares at October 31, 2004 and 2003, respectively	104,330	104,172
Class B authorized 5,000,000 shares; issued and outstanding 3,555,020 shares at October 31, 2004 and 2003; 10 votes per share; convertible into an equal number of Class A shares	3,555	3,555
Additional paid-in capital	673,630	676,439
Retained earnings (accumulated deficit)	3,298	(42,864)
Unearned restricted stock compensation	(222)	—
Accumulated other comprehensive loss:
Unrealized depreciation of investments	—	(797)
Derivative financial instrument losses	(333)	(1,646)

Total accumulated other comprehensive loss	(333)	(2,443)

Total shareholders’ equity	784,258	738,859

Total liabilities and shareholders’ equity	$2,565,198	$2,573,175

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Dollars in thousands, except per share amounts)

					Unrealized
			Retained	Cumulative	Appreciation	Derivative
		Additional	Earnings	Foreign	(Depreciation)	Financial	Total
	Common	Paid-In	(Accumulated	Translation	of	Instrument	Shareholders’
	Stock (1)	Capital	Deficit)	Adjustment	Investments	Gains (Losses)	Equity
Balance October 31, 2001	$107,626	$675,310	$(1,262)	$(26,957)	$(1,310)	$(1,347)	$752,060

Comprehensive income (loss):
Net earnings			31,866				31,866

Other comprehensive income (loss):
Reclassification adjustment for realized loss on foreign translation				35,902			35,902
Foreign translation adjustment				(8,945)			(8,945)
Unrealized appreciation of investments, net of deferred tax expense of ($167)					345		345
Expiration of derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($781)						1,347	1,347
Unrealized depreciation on derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax benefit of $1,524						(2,488)	(2,488)

Total other comprehensive income (loss)	—	—	—	26,957	345	(1,141)	26,161

Total comprehensive income (loss)	—	—	31,866	26,957	345	(1,141)	58,027
Issuance of common stock	399	1,777					2,176

Balance October 31, 2002	$108,025	$677,087	$30,604	$—	$(965)	$(2,488)	$812,263

Balance October 31, 2002	$108,025	$677,087	$30,604	$—	$(965)	$(2,488)	$812,263

Comprehensive income (loss):
Net loss			(73,468)				(73,468)

Other comprehensive income:
Unrealized appreciation of investments, net of deferred tax expense of ($124)					168		168
Unrealized appreciation on derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($558)						842	842

Total other comprehensive income	—	—	—	—	168	842	1,010

Total comprehensive income (loss)	—	—	(73,468)	—	168	842	(72,458)

Issuance of common stock	441	1,586					2,027
Purchase and retirement of common stock	(739)	(2,234)					(2,973)

Balance October 31, 2003	$107,727	$676,439	$(42,864)	$—	$(797)	$(1,646)	$738,859

(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY
(Dollars in thousands, except per share amounts)

					Unrealized
			Retained	Unearned	Appreciation	Derivative
		Additional	Earnings	Restricted	(Depreciation)	Financial	Total
	Common	Paid-In	(Accumulated	Stock	of	Instrument	Shareholders’
	Stock (1)	Capital	Deficit)	Compensation	Investments	Gains (Losses)	Equity
Balance October 31, 2003	$107,727	$676,439	$(42,864)	$—	$(797)	$(1,646)	$738,859

Comprehensive income:
Net earnings			46,162				46,162

Other comprehensive income:
Reclassification adjustment for realized loss on investments, net of deferred tax benefit of $454					740		740
Unrealized appreciation of investments, net of deferred tax expense of ($14)					57		57
Termination of derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($119)						194	194
Unrealized appreciation on derivative instrument designated and qualifying as a cash flow hedging instrument, net of deferred tax expense of ($643)						1,119	1,119

Total other comprehensive income	—	—	—	—	797	1,313	2,110

Total comprehensive income	—	—	46,162	—	797	1,313	48,272

Restricted stock activity	132	541		(222)			451
Issuance of common stock	74	347					421
Stock options exercised	2,713	10,279					12,992
Tax benefit associated with stock options exercised		2,612					2,612
Purchase and retirement of common stock	(2,761)	(16,588)					(19,349)

Balance October 31, 2004	$107,885	$673,630	$3,298	$(222)	$—	$(333)	$784,258

(1)	Amount includes shares of Class A common stock with a stated value of $1 per share and includes 3,555 shares (in thousands) of Class B common stock.

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2004	2003	2002
Cash flows from operating activities:
Net earnings (loss)	$46,162	$(73,468)	$31,866
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Impairment of goodwill	—	73,000	—
(Gains) on dispositions and impairment losses, net	(2,503)	33,505	17,692
Loss on early extinguishment of debt	—	11,289	—
Depreciation and amortization	52,820	53,711	56,177
Provision for doubtful accounts	7,107	8,027	11,499
Net losses realized on marketable securities	1,201	—	485
Provision for deferred income taxes	14,641	33,620	13,617
Other	818	—	—
Changes in assets and liabilities:
(Increase) decrease in other receivables	28,627	(21,327)	7,699
Decrease in deferred charges	7,579	7,003	5,943
(Increase) decrease in inventories and cemetery property	2,081	1,107	(2,219)
Increase (decrease) in accounts payable and accrued expenses	2,662	(4,603)	(5,597)
Change in prearranged activity	(30,334)	(17,792)	(13,816)
Prearranged acquisition costs	(35,752)	(37,801)	(31,240)
Increase (decrease) in other	(1,453)	3,549	(1,617)

Net cash provided by operating activities	93,656	69,820	90,489

Cash flows from investing activities:
Proceeds from sales of marketable securities	1,121	550	169
Proceeds from sale of assets, net	19,775	2,341	69,803
Additions to property and equipment	(20,423)	(18,439)	(18,630)
Other	54	185	2,085

Net cash provided by (used in) investing activities	527	(15,363)	53,427

(continued)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands, except per share amounts)

	Year Ended October 31,
	2004	2003	2002
Cash flows from financing activities:
Retirement of Remarketable Or Redeemable Securities (“ROARS”)	—	(12,691)	—
Proceeds from long-term debt	—	155,000	—
Repayments of long-term debt	(85,310)	(203,164)	(139,502)
Debt issue costs	—	(816)	—
Issuance of common stock	13,413	582	858
Purchase and retirement of common stock	(19,349)	(2,973)	—
Other	(8)	—	—

Net cash used in financing activities	(91,254)	(64,062)	(138,644)

Effect of exchange rates on cash and cash equivalents	—	—	(205)

Net increase (decrease) in cash	2,929	(9,605)	5,067
Cash and cash equivalents, beginning of year	18,585	28,190	23,123

Cash and cash equivalents, end of year	$21,514	$18,585	$28,190

Supplemental cash flow information:
Cash paid (received) during the year for:
Income taxes	$(26,400)	$(17,500)	$(12,700)
Interest	$41,100	$50,500	$57,400

Noncash investing and financing activities:
Issuance of common stock to fund employee benefit plan	$—	$1,445	$1,318

See accompanying notes to consolidated financial statements.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(1) The Company

     Stewart Enterprises, Inc. (the “Company”) is a provider of funeral and cemetery products and services in the death care industry in the United States. Through its subsidiaries, the Company offers a complete range of funeral merchandise and services, along with cemetery property, merchandise and services, both at the time of need and on a preneed basis. As of October 31, 2004, the Company operated 242 funeral homes and 147 cemeteries in 27 states within the United States and Puerto Rico.

(2) Summary of Significant Accounting Policies

     (a) Principles of Consolidation

     The accompanying consolidated financial statements include the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated. See Note 15 for a discussion of discontinued operations, assets held for sale and liabilities associated with assets held for sale.

     (b) Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and these differences could be material.

     (c) Fair Value of Financial Instruments

     Estimated fair value amounts have been determined using available market information and the valuation methodologies described below. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein may not be indicative of the amounts the Company could realize in a current market. The use of different market assumptions or valuation methodologies may have a material effect on the estimated fair value amounts.

     The carrying amounts of cash and cash equivalents and current receivables approximate fair value due to the short-term nature of these instruments. The carrying amount of receivables due beyond one year approximates fair value because they bear interest at rates currently offered by the Company for receivables with similar terms and maturities. The carrying amounts of marketable securities and marketable securities included in preneed funeral trust investments, preneed cemetery trust investments and cemetery perpetual care trust investments are stated at fair value as they are classified as available for sale under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” The fair value of the Company’s long-term variable- and fixed-rate debt is estimated using quoted market prices, where applicable, or future cash flows discounted at rates for similar types of borrowing arrangements as discussed in Note 18.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2) Summary of Significant Accounting Policies—(Continued)

     (d) Prearranged Trust Receivable

     The Company adopted FIN 46R effective April 30, 2004, as described in Note 3(a). The following discussion describes the Company’s accounting prior to the adoption of FIN 46R. The Company evaluated the collectibility of the prearranged trust receivable for impairment when the fair market value of the trust assets was below the recorded prearranged receivable balance. A prearranged trust receivable was deemed to be impaired when, based on current information and events, it was probable that the Company would be unable to collect all amounts from the trust at the time the receivables were due. In those instances that a receivable was deemed to be impaired, a valuation allowance was provided on the trust receivable to reduce it to the currently estimated recoverable amount with a corresponding reduction to the associated deferred revenue balance. There was no income statement impact as long as the deferred revenue was not below the estimated costs to deliver the underlying products or services. If the deferred revenue was below the estimated cost to deliver the underlying products or services, the Company would record a charge to earnings. The valuation allowance as of October 31, 2003 was $4,500.

     (e) Inventories

     Inventories are stated at the lower of cost (specific identification and first-in, first-out methods) or net realizable value. The portion of developed cemetery property that management estimates will be used in the next twelve months is included in inventories. Such estimates are based on the Company’s historical experience or results.

     (f) Depreciation and Amortization

     Buildings and equipment are recorded at cost and are depreciated over their estimated useful lives, ranging from 10 to 40 years and from 3 to 10 years, respectively, primarily using the straight-line method. For the fiscal years ended October 31, 2004, 2003 and 2002, depreciation expense totaled $23,419, $25,224 and $26,226, respectively.

     The direct selling costs that relate to the Company’s preneed funeral and cemetery merchandise and services contracts are included in deferred charges until the underlying products and services are delivered. When the underlying products and services are delivered and recognized as revenue, the associated direct selling costs are amortized in expense in the consolidated statement of earnings and included in depreciation and amortization in the consolidated statement of cash flows. For the fiscal years ended October 31, 2004, 2003 and 2002, the amortization of deferred charges totaled $29,401, $28,487, and $29,951, respectively.

     (g) Long-lived Assets

     The Company reviews for continued appropriateness the carrying value of its long-lived assets whenever events and circumstances indicate a potential impairment. This review is based on its projections of anticipated undiscounted future cash flows. If indicators of impairment were present, the Company would evaluate the undiscounted future cash flows estimated to be generated by those assets compared to the carrying amount of those assets. The net carrying value of assets not recoverable would be reduced to fair value. While the Company believes that its estimates of undiscounted future cash flows are reasonable, different assumptions regarding such cash flows and comparable sales values could materially affect its evaluations.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2) Summary of Significant Accounting Policies—(Continued)

     (h) Goodwill

     The Company’s accounting for goodwill changed in the first quarter of fiscal year 2002 with the implementation of SFAS No. 142, “Goodwill and Other Intangibles.” SFAS No. 142 provides that goodwill is no longer amortized, but must be tested for impairment using a fair value approach rather than an undiscounted cash flow approach. The Company’s evaluation of goodwill is performed at the funeral and cemetery segments, which constitute the Company’s reporting units. The Company did not record any impairment loss upon implementation of SFAS No. 142 in fiscal year 2002. In the fourth quarter of each fiscal year, the Company conducts its annual goodwill impairment analysis, which compares the fair value with the book value for each reporting unit. As a result of the annual goodwill impairment review that occurred during the fourth quarter of fiscal year 2003, the Company recorded a noncash goodwill impairment charge of $73,000 in the fourth quarter of fiscal year 2003 related to its cemetery segment. The Company performed its annual goodwill impairment review during the fourth quarter of 2004 and determined that there was no impairment. Prior to the implementation of SFAS No. 142, the Company amortized goodwill principally over 40 years using the straight-line method. Goodwill decreased $313 to $404,169 as of October 31, 2004 compared to $404,482 as of October 31, 2003, due to the sale of certain businesses and changes in businesses held for sale. For further discussion of SFAS No. 142 and the 2003 goodwill impairment charge, see Note 17.

     (i) Foreign Currency Translation

     In accordance with SFAS No. 52, “Foreign Currency Translation,” all revenues and expenses of the Company’s foreign subsidiaries were translated at average exchange rates prevailing during the period. The resulting translation adjustments were reflected in a separate component of shareholders’ equity. As discussed in Note 15, at the time of sale the Company realized comprehensive income and an increase to shareholders’ equity for the cumulative foreign currency translation adjustments related to the sale of the Company’s operations in Mexico, Australia, New Zealand, Belgium and the Netherlands in 2001 and Spain, Portugal, France, Canada and Argentina in 2002.

     In the first quarter of 2002, the Company recorded a $6,215 cumulative foreign translation adjustment related to its operations in Argentina. In previous years, the Argentine peso was valued at a one-to-one ratio with the U.S. dollar, and no foreign currency translation adjustment related to the Company’s operations in Argentina was necessary. Due to the depressed economic conditions existing in Argentina, the Argentine peso had significantly devalued, which necessitated the need for an adjustment.

     (j) Stock-Based Compensation

     At October 31, 2004, the Company had five stock-based employee compensation plans, which are described in more detail in Note 22. The Company accounts for those plans under the recognition and measurement principles of Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees” and has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation” and SFAS No. 148, “Accounting for Stock-Based Compensation — Transition and Disclosure — an Amendment of FASB Statement No. 123.” No compensation cost related to stock options is reflected in net earnings, as all options granted under those plans had an exercise price equal to or greater than the market value of the underlying common stock on the grant date. The expense related to the restricted stock granted in fiscal year 2004 is reflected in earnings and amounted to $650 for the year ended October 31, 2004. See Note 2(o) for further discussion on the Company’s restricted stock. The FASB issued SFAS No. 123R in December 2004, which is effective for the Company in the fourth quarter of fiscal year 2005. The Company is evaluating the impact of its adoption on its

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2) Summary of Significant Accounting Policies—(Continued)

financial statements. See Note 3 for additional information. The following table illustrates the effect on net earnings (loss) and net earnings (loss) per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

	Year Ended October 31,
	2004	2003	2002
Net earnings (loss)	$46,162	$(73,468)	$31,866
Stock-based employee compensation expense included in reported net earnings, net of tax	403	—	—
Stock-based employee compensation expense determined under fair value-based method, net of tax	(1,870)	(2,932)	(4,527)

Pro forma net earnings (loss)	$44,695	$(76,400)	$27,339

Net earnings (loss) per common share:
Basic — as reported	$.43	$(.68)	$.30

Basic — pro forma	$.42	$(.71)	$.25

Diluted — as reported	$.43	$(.68)	$.29

Diluted — pro forma	$.41	$(.71)	$.25

     (k) Funeral Revenue

     The Company sells prearranged funeral services and merchandise under contracts that provide for delivery of the services and merchandise at the time of death. Prearranged funeral services are recorded as funeral revenue in the period the funeral is performed. Prearranged funeral merchandise is recognized as revenue upon delivery. Prior to performing the funeral or delivering of the merchandise, such sales are deferred.

     Commissions and other direct costs that vary with and are primarily related to the acquisition of new prearranged funeral service sales and prearranged funeral merchandise sales are deferred and amortized as the contracts are delivered in accordance with SFAS No. 60, “Accounting and Reporting for Insurance Companies.” Indirect costs of marketing prearranged funeral services are expensed in the period in which incurred.

     Prearranged funeral services and merchandise generally are funded either through trust or escrow accounts established by the Company or through third-party insurance companies. Principal amounts deposited in the trust or escrow accounts generally range from 70 percent to 90 percent of each installment received. Amounts deposited are available to the Company as funeral services and merchandise are delivered and are refundable to the customer in those situations where state law provides for the return of those amounts under the purchaser’s option to cancel the contract. Certain jurisdictions provide for non-refundable trust or escrow accounts where the Company receives such amounts upon cancellation by the customer. The Company defers all dividends and interest earned and net capital gains and losses realized by preneed funeral trust or escrow accounts until the underlying service or merchandise is delivered.

     Earnings are withdrawn from trust or escrow accounts only as funeral services and merchandise are delivered or contracts are cancelled, except in jurisdictions that permit earnings to be withdrawn currently and in unregulated jurisdictions where escrow accounts are used. Even so, such withdrawn earnings are not recognized as revenue until the related funeral services are performed or merchandise delivered. When prearranged funeral services and merchandise are funded through insurance policies purchased by customers from third-party insurance companies, the Company earns a commission if it acts as agent on the sale of the policies. The Company applies customer payments to pay premiums on the insurance policies. Insurance commissions, net of related expenses, are

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2) Summary of Significant Accounting Policies—(Continued)

recognized at the point at which the commission is no longer subject to refund. Policy proceeds, including the buildup in the face value of the insurance contracts, are available to the Company as funeral services and merchandise are delivered.

     Funeral services and merchandise sold at the time of need are recorded as funeral revenue in the period the funeral is performed or the merchandise is delivered.

     (l) Cemetery Revenue

     The Company sells preneed cemetery merchandise and services under contracts that provide for delivery of the merchandise and services at the time of need. Preneed cemetery merchandise and service sales are recorded as cemetery revenue in the period the merchandise is delivered or service is performed.

     Commissions and other direct costs that vary with and are primarily related to the acquisition of new prearranged cemetery service sales and prearranged cemetery merchandise sales are deferred and amortized as the contracts are delivered in accordance with SFAS No. 60, “Accounting and Reporting for Insurance Companies.” Indirect costs of marketing prearranged cemetery merchandise and services are expensed in the period in which incurred.

     In certain jurisdictions in which the Company operates, local law or contracts with customers generally require that a portion of the sale price of preneed cemetery merchandise and services be placed in trust or escrow accounts. With respect to the preneed sale of cemetery merchandise, the Company is generally required to place in trust 30 percent to 50 percent of each installment received. With respect to the preneed sale of cemetery services, the Company is generally required to place in trust 70 percent to 90 percent of each installment received. The sale of caskets is treated in some jurisdictions in the same manner as the sale of cemetery merchandise and in some jurisdictions as the sale of funeral services for these purposes. The Company defers all dividends and interest earned and net capital gains and losses realized by preneed cemetery merchandise and services trust or escrow accounts until the underlying merchandise or service is delivered. Principal and earnings are withdrawn only as the merchandise or services are delivered or contracts are cancelled, except in jurisdictions that permit earnings to be withdrawn currently and in unregulated jurisdictions where escrow accounts are used.

     For preneed sales of interment rights (cemetery property), the associated revenue and all costs to acquire the sale are recognized in accordance with SFAS No. 66, “Accounting for Sales of Real Estate.” Under SFAS No. 66, recognition of revenue and costs must be deferred until 10 percent of the property sale price has been collected. Revenue related to the preneed sale of cemetery property prior to its construction is recognized on a percentage of completion method of accounting as construction occurs.

     Pursuant to cemetery perpetual care contracts and laws, a portion, generally 10 percent, of the proceeds from cemetery property sales is deposited into perpetual care trusts. The income from these trusts, which have been established in most jurisdictions in which the Company operates cemeteries, is used for maintenance of those cemeteries, but principal, including in some jurisdictions net realized capital gains, must generally be held in perpetuity. As payments are received, the Company generally funds the perpetual care trust in the same proportion as the payment bears to the contract amount. For example, if the Company receives 20 percent of the contract price, it places in trust 20 percent of the total amount to be placed in trust for that contract. The Company currently recognizes and withdraws all dividend and interest income earned and, where permitted, capital gains realized by cemetery perpetual care funds.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2) Summary of Significant Accounting Policies—(Continued)

     Some of the Company’s sales of cemetery property and merchandise are made under installment contracts bearing interest at prevailing rates. Finance charges are recognized as cemetery revenue under the effective interest method over the terms of the related installment receivables.

     (m) Allowance for Doubtful Accounts

     The Company establishes a reserve based on a range of percentages applied to accounts receivable aging categories. These percentages are based on historical collection and write-off experience.

     (n) Income Taxes

     Income taxes are accounted for using the asset and liability method under which deferred income taxes are recognized for the tax consequences of “temporary differences” by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the enactment date. Management provides a valuation allowance against the deferred tax asset for amounts which are not considered more likely than not to be realized. For additional information, see Note 21.

     The Company received a $33,222 income tax refund in first quarter of 2004 due to a change in the tax accounting methods for cemetery merchandise revenue. During the third quarter of 2003, the Company received a tax refund of $23,334 related to the sale of its foreign operations. The Company used these refunds to reduce its outstanding debt balance.

     (o) Earnings Per Common Share

     Basic earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding during each period. Diluted earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding plus the number of additional common shares that would have been outstanding if the dilutive potential common shares (in this case, exercise of the Company’s time-vest stock options and non-vested restricted stock awards) had been issued during each period as discussed in Note 20.

     On June 26, 2003, the Company announced that its Board of Directors had approved a new stock repurchase program allowing the Company to invest up to $25,000 in repurchases of its Class A common stock. In June 2004, the Board of Directors approved an additional $3,000 in stock repurchases, which increased the stock repurchase program limit from $25,000 to $28,000. The repurchases are limited to the Company’s Class A common stock and are made in the open market or in privately negotiated transactions at such times and in such amounts as management deems appropriate, depending on market conditions and other factors. These repurchases reduce the weighted average number of common shares outstanding during each period. Since the inception of the program through October 31, 2004, the Company had repurchased 3,500,000 shares of its Class A common stock at an average price of $6.35 per share.

     On December 22, 2003, the Company granted 271,000 shares of restricted stock to its executive officers (of which 110,666 shares have been cancelled as of October 31, 2004 and 27,972 shares were withheld to cover the tax obligation related to the vested restricted stock as of October 31, 2004). The restricted stock vests equally at October 31, 2004, October 31, 2005 and October 31, 2006. On November 18, 2004, the Company granted 72,000 shares of restricted stock to an executive officer, which vests 25 percent on November 18, 2005, 25 percent on November 18, 2006 and 50 percent on November 18, 2007. On December 20, 2004, the Company granted 58,000 shares of

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2) Summary of Significant Accounting Policies—(Continued)

restricted stock to executive officers, which vests 25 percent on December 20, 2005, 25 percent on December 20, 2006 and 50 percent on December 20, 2007. On December 20, 2004, the Company also granted 36,500 shares of restricted stock to executive officers, which vests equally on December 20, 2005, 2006, 2007 and 2008. Once granted, the restricted stock is included in total shares outstanding but is not included in the weighted average number of common shares outstanding in each period used to calculate basic earnings per common share until the shares vest.

     (p) Derivatives

     The Company accounts for its derivative financial instruments under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” SFAS No. 137, “Accounting for Derivative Instruments and Hedging Activities — Deferral of the Effective Date of FASB Statement No. 133” and SFAS No. 138, “Accounting for Certain Derivative Instruments and Certain Hedging Activities.” The notional amounts of derivative financial instruments do not represent amounts exchanged between parties and, therefore, are not a measure of the Company’s exposure resulting from its use of derivatives. The amounts exchanged are calculated based upon the notional amounts as well as other terms of the instruments, such as interest rates, exchange rates or other indices. In accordance with SFAS No. 133, the Company accounts for its $50,000 interest rate swap as a cash flow hedge whereby the fair value of the interest rate swap is reflected as a liability in the accompanying consolidated balance sheet with the offset recorded to other comprehensive income. As of October 31, 2004, the fair value of the interest rate swap, net of taxes, was $333. For further information regarding the Company’s interest rate swap, see Note 18.

     (q) Insurance Loss Reserves

     The Company purchases comprehensive general liability, automobile liability and workers compensation insurance coverages structured within a large deductible/self-insured retention premium rating program. This program results in the Company being primarily self-insured for claims and associated costs and losses covered by these policies. Historical insurance industry experience indicates some degree of inherent variability in assessing the ultimate amount of losses associated with the types of claims covered by the program. This is especially true due to the extended period of time that transpires between when the claim might occur and the full settlement of such claim, often many years. The Company continually evaluates loss estimates associated with claims and losses (that fall below our deductible/self-insured retention level) related to these insurance coverages with information obtained by our primary insurer.

     With respect to health insurance, the Company purchases individual and aggregate stop loss coverage with a large deductible. This program results in the Company being primarily self-insured for claims and associated costs up to the amount of the deductible, with claims in excess of the deductible amount being covered by insurance. Expected claims are based on actuarial estimates; actual claims may differ from those estimates. The Company continually evaluates its claims experience related to this coverage with information obtained by its insurer.

     Assumptions used in preparing these estimates are based on factors such as claim settlement patterns, claim development trends, claim frequency and severity patterns, inflationary trends and data reasonableness. Together these factors will generally affect the analysis and determination of the “best estimate” of the projected ultimate claim losses. The results of these evaluations are used to both analyze and adjust the Company’s insurance loss reserves.

     The estimated reserves on the uninsured legal and employment-related claims are established by management based upon the recommendations of professionals who perform a review of known claims. These reserves include

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(2) Summary of Significant Accounting Policies—(Continued)

the estimated settlement costs. Although management believes estimated reserves related to uninsured claims are adequately recorded, it is possible that actual results could significantly differ from the recorded reserves.

     (r) Reclassifications

     Certain reclassifications have been made to the 2004, 2003 and 2002 consolidated financial statements. These reclassifications had no effect on net earnings (loss), shareholders’ equity or cash flows. See Note 3(b) for a discussion of the change in accounting principle associated with insurance-funded preneed funeral contracts. As discussed in Note 15, the Company adopted SFAS No. 144 in fiscal year 2003. SFAS No. 144 requires that prior years be reclassified when a disposal group meets the definition of a discontinued operation as defined by SFAS No. 144. Dispositions of businesses occurring prior to the adoption of SFAS No. 144 may not be reclassified. Therefore, dispositions of businesses in 2002, primarily foreign operations, continued to be included in continuing operations.

     During the first quarter of fiscal 2004, the Company announced plans to close or sell a number of small businesses, primarily small funeral homes, most of which were acquired as part of a group of facilities that were performing below acceptable levels or no longer fit the Company’s operating profile. As of January 31, 2005, 62 of those businesses had been sold. The remaining 17 businesses that had not been sold did not meet the criteria for classification as assets held for sale or as discontinued operations as of January 31, 2005. Accordingly, discontinued operations for all periods presented consist primarily of the results of operations of businesses sold during fiscal year 2004 and during the first quarter of fiscal 2005 (including any gains and losses associated with the sale of those businesses and any impairment losses associated with those businesses). Continuing operations for all periods presented consist of the results of operations of the Company’s other businesses. Businesses ultimately sold by the Company as real estate and not as ongoing businesses are included in continuing operations. Assets held for sale and liabilities associated with assets held for sale as of October 31, 2003 consist primarily of those assets and liabilities related to businesses and real estate sold during fiscal year 2004 and during the first quarter of fiscal 2005. Assets held for sale and liabilities associated with assets held for sale as of October 31, 2004 consist primarily of those assets and liabilities related to businesses and real estate sold during the first quarter of fiscal 2005.

     The operations (including any related impairment losses) of the 17 businesses described in the preceding paragraph are included in continuing operations in the consolidated statements of earnings for the years ended October 31, 2004, 2003 and 2002. The operations (including any related impairment losses) of 11 of those businesses (which are those not held for sale as real estate) were previously reported in the Company’s Form 10-K for the year ended October 31, 2004 (the “2004 Form 10-K”) in discontinued operations, because those businesses met the criteria for inclusion in discontinued operations under SFAS No. 144 at October 31, 2004. Those 11 businesses generated $2,229, $2,577 and $2,202 in revenue and $252, ($9,727) and ($421) in operating earnings (losses) (including any related impairment losses) for the years ended October 31, 2004, 2003 and 2002, respectively. As a result of the reclassifications, amounts included in the balance sheet line items “assets held for sale” and “liabilities associated with assets held for sale” for the 17 businesses in the 2004 Form 10-K were removed from those categories and allocated to appropriate other categories on the balance sheet. Approximately $12,792 of “assets held for sale” reported as of October 31, 2004 in the 2004 Form 10-K were reclassified, primarily resulting in a decrease in current assets and an increase in net property, plant and equipment and preneed funeral and cemetery receivables and trust investments. Approximately $8,449 of “liabilities associated with assets held for sale” reported as of October 31, 2004 in the 2004 Form 10-K were reclassified, primarily resulting in an increase in deferred preneed funeral and cemetery revenue. Approximately $11,771 of “assets held for sale” reported as of October 31, 2003 in the 2004 Form 10-K were reclassified, primarily resulting in a decrease in current assets and an increase in net property, plant and equipment and prearranged receivables, net. Approximately $7,939 of “liabilities associated with assets held for sale” reported as of October 31, 2003 in the 2004 Form 10-K were reclassified, primarily resulting in an increase in prearranged deferred revenue, net.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(3) Change in Accounting Principles and New Accounting Principles

     (a) FASB Interpretation No. 46 (“FIN 46” and “FIN 46R”), “Consolidation of Variable Interest Entities”

     In January 2003, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation No. 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (“ARB”) No. 51.” This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements,” to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (“FIN 46R”).

     The Company implemented FIN 46R as of April 30, 2004, which resulted in the consolidation of the Company’s preneed funeral and cemetery merchandise and services trusts and the Company’s cemetery perpetual care trusts. The implementation of FIN 46R affected certain line items in the consolidated balance sheet and statement of earnings as described below, but had no impact on net earnings. Also, the implementation of FIN 46R did not result in any net changes to the Company’s consolidated statement of cash flows, but does require disclosure of certain financing and investing activities. See Notes 4, 5, 6 and 7.

     Although FIN 46R requires consolidation of the preneed funeral and cemetery merchandise and services trusts and cemetery perpetual care trusts, it does not change the legal relationships among the trusts, the Company and its customers. In the case of preneed funeral and cemetery merchandise and services trusts, the customers are the legal beneficiaries. In the case of cemetery perpetual care trusts, the Company does not have a legal right to the cemetery perpetual care trust assets. For these reasons, upon consolidation of the trusts, the Company recognized non-controlling interests in its financial statements to reflect third-party interests in these trusts in accordance with SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity.” The Company classifies deposits to the funeral and cemetery merchandise and service trusts as non-controlling liability interests and classifies deposits to the cemetery perpetual care trusts as non-controlling interests outside of liabilities.

     All of these trusts hold investments in marketable securities, which have been classified as available-for-sale and are reported at fair value, with unrealized gains and losses excluded from earnings and initially reported as a separate component of accumulated other comprehensive income or loss in the Company’s consolidated balance sheet pursuant to the provisions of SFAS No. 115. Unrealized gains and losses attributable to the non-controlling interest holders are reclassified from accumulated other comprehensive income or loss to non-controlling interest in funeral and cemetery trusts and cemetery perpetual care trusts in the Company’s consolidated balance sheet. Unrealized gains and losses attributable to the Company, but that have not been earned through the performance of services or delivery of merchandise are reclassified from accumulated other comprehensive income or loss to deferred revenues.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(3) Change in Accounting Principles and New Accounting Principles—(Continued)

     Beginning April 30, 2004, the Company recognizes realized earnings of the preneed funeral and cemetery merchandise and services trusts and cemetery perpetual care trusts within investment and other income, net (with a corresponding debit to the related trust asset). The Company then recognizes a corresponding expense within investment and other income, net, representing the realized earnings of these trusts attributable to the non-controlling interest holders (with a corresponding credit to non-controlling interest in funeral and cemetery trusts or non-controlling interest in cemetery perpetual care trusts, as the case may be). The Company also simultaneously recognizes a similar expense for realized earnings of the trusts attributable to the Company (with a corresponding credit to deferred preneed funeral or cemetery revenue), when such earnings have not been earned by the Company through the performance of services or delivery of merchandise (see Note 7). The net effect is an increase by the amount of the realized earnings in both the trust asset and the related non-controlling interest and deferred revenue; there is no effect on net income. In the case of preneed funeral and cemetery merchandise and services trusts, the Company recognizes as revenues amounts attributed to the non-controlling interest holders and the Company upon the performance of services and delivery of merchandise, including realized earnings accumulated in these trusts (with corresponding debits to non-controlling interest in funeral and cemetery trusts and to deferred preneed funeral revenues or deferred preneed cemetery revenues, as the case may be). In the case of cemetery perpetual care trusts, the Company recognizes investment earnings in cemetery revenues when such earnings are realized and permitted to be legally withdrawn by the Company (with a corresponding debit to non-controlling interest in cemetery perpetual care trusts). These earnings and related funds are intended to defray cemetery maintenance costs.

     The end result of FIN 46R is that the Company’s trust assets are now recorded on the consolidated balance sheet at their market value and included in preneed receivables and trust investments with corresponding credits to deferred preneed revenue and non-controlling interest in the trusts, as opposed to being recorded at their original cost as prearranged receivables and prearranged deferred revenue prior to adoption of FIN 46R. The realized earnings on these trust assets under FIN 46R flow into and out of the statement of earnings through investment and other income, net with no net effect on revenue or net earnings. Both prior to and after the adoption of FIN 46R, accumulated trust earnings from the preneed funeral and cemetery merchandise and services trusts are recognized as revenue when the related merchandise and services are delivered, and cemetery perpetual care trust earnings are recognized as revenue as they are realized in the trust and permitted to be legally withdrawn by the Company. In summary, the adoption of FIN 46R had no effect on revenues, net earnings, cash flows or shareholders’ equity.

     For more detailed discussions of the Company’s accounting policies after the implementation of FIN 46R, see Notes 4 through 7.

     (b) Insurance-Funded Preneed Funeral Contracts

     The Company has changed its method of accounting for insurance-funded preneed funeral contracts as the Company has concluded that these contracts are not assets and liabilities as defined by Statement of Financial Accounting Concepts No. 6, “Elements in Financial Statements.” Therefore, the Company has removed from its consolidated balance sheet amounts relating to insurance-funded preneed funeral contracts previously recorded in prearranged receivables, net and prearranged deferred revenue, net, which at October 31, 2003 totaled $327,708 (of which $10,679 related to the Company’s assets held for sale). The removal of these amounts did not affect the Company’s consolidated shareholders’ equity, results of operations or cash flows. See Note 4 for additional information on insurance-related preneed funeral balances.

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(3) Change in Accounting Principles and New Accounting Principles—(Continued)

     (c) Other Changes

     In December 2003, the FASB issued revised SFAS No. 132, “Employers’ Disclosures about Pensions and Other Postretirement Benefits — an amendment of FASB Statements No. 87, 88, and 106.” This statement revises employers’ disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by SFAS No. 87, “Employers’ Accounting for Pensions,” SFAS No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits” and SFAS No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” Except as noted, this statement was effective for financial statements with fiscal years ending after December 15, 2003. The adoption of revised SFAS No. 132 had no impact on the Company’s financial condition or results of operations.

     In November 2004, the FASB issued SFAS No. 151, “Inventory Costs.” The statement amends Accounting Research Bulletin (“ARB”) No. 43, “Inventory Pricing,” to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material. ARB No. 43 previously stated that these costs must be “so abnormal as to require treatment as current-period charges.” SFAS No. 151 requires that those items be recognized as current-period charges regardless of whether they meet the criterion of “so abnormal.” In addition, this statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005, with earlier application permitted for fiscal years beginning after the issue date of the statement. The adoption of SFAS No. 151 is not expected to have any impact on the Company’s current financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 152, “Accounting for Real Estate Time-Sharing Transactions – An Amendment of FASB Statements No. 66 and 67,” which states that the guidance for incidental operations and costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The adoption of SFAS No. 152 is not expected to have any impact on the Company’s current financial condition or results of operations.

     In December 2004, the FASB issued SFAS No. 153, “Exchanges of Nonmonetary Assets – An Amendment of APB Opinion No. 29.” APB Opinion No. 29, “Accounting For Nonmonetary Transactions,” is based on the opinion that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. SFAS No. 153 amends Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets whose results are not expected to significantly change the future cash flows of the entity. The adoption of SFAS No. 153 is not expected to have any impact on the Company’s current financial condition or results of operations.

     In December 2004, the FASB revised its SFAS No. 123 (“SFAS No. 123R”), “Accounting for Stock Based Compensation.” The revision establishes standards for the accounting of transactions in which an entity exchanges its equity instruments for goods or services, particularly transactions in which an entity obtains employee services in share-based payment transactions. The revised statement requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award. That cost is to be recognized over the period during which the employee is required to provide service in

STEWART ENTERPRISES, INC.

AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(3) Change in Accounting Principles and New Accounting Principles—(Continued)

exchange for the award. Changes in fair value during the requisite service period are to be recognized as compensation cost over that period. In addition, the revised statement amends SFAS No. 95, “Statement of Cash Flows,” to require that excess tax benefits be reported as a financing cash flow rather than as a reduction of taxes paid. The provisions of the revised statement are effective for financial statements issued for the first interim or annual reporting period beginning after June 15, 2005, with early adoption encouraged. The Company is currently evaluating the impact that this statement will have on its financial condition or results of operations.

(4) Preneed Funeral Activities

     The Company sells price-guaranteed preneed funeral contracts through various programs. Because the services or merchandise will not be provided until the future, most states require that all or a portion of the customer payments under these contracts be protected for the benefit of the customers pursuant to applicable law. Some or all of the funds may be required to be placed into trust accounts (“trust-funded preneed funeral contracts”). Alternatively, where allowed, customers may purchase a life insurance or annuity policy from third-party insurance companies to fund their preneed funeral contracts (“insurance-funded preneed funeral contracts”). The funeral goods and services selected at the time of contract origination will be funded by the insurance policy proceeds, which include increasing insurance benefits. Under either customer funding option, the Company enters into a preneed funeral contract with the customer to provide funeral services in the future.

     Effective April 30, 2004, the Company changed certain aspects of its accounting for preneed funeral contracts and related trust investments in connection with the implementation of FIN 46R. See Note 3(a) for additional information. The Company also changed its accounting for insurance-funded preneed funeral contracts. See Note 3(b) for additional information. The contract amounts associated with unfulfilled insurance-funded preneed funeral contracts are not reflected on the consolidated balance sheet. However, when a trust-funded preneed funeral contract is entered into, the Company records an asset (included in preneed funeral receivables and trust investments) and a corresponding liability (included in deferred preneed funeral revenue) for the contract price. As the customer makes payments on the contract prior to performance by the Company, the Company deposits into the related trust the required portion of the payment and reclassifies the corresponding amount from deferred preneed funeral revenue into non-controlling interest in funeral and cemetery trusts.

     Funeral revenues are recognized in the consolidated statement of earnings on preneed funeral contracts (trust-funded and insurance-funded) at the time the funeral service is performed. Through April 30, 2004, trust investment earnings, net of taxes and certain other expenses paid by the trust, were accrued and deferred when realized. When the services were performed, those net investment earnings were recognized in funeral revenues. These amounts were intended to cover future increases in the cost of providing a price-guaranteed funeral service. Beginning with the third quarter of 2004, the Company now recognizes realized earnings of these trusts within investment and other income, net (with a corresponding debit to preneed funeral receivables and trust investments) when such earnings have not been earned by the Company through the performance of services or delivery of merchandise. The Company recognizes a corresponding expense within investment and other income, net, equal to the realized earnings of the trusts attributable to the non-controlling interest holders (with a corresponding credit to non-controlling interest in funeral and cemetery trusts), or attributable to the Company (with a corresponding credit to deferred preneed funeral revenue). The net effect is an increase by the amount of the unrealized earnings in both (1) the trust asset and (2) the related non-controlling interest or deferred preneed funeral revenue line items; there is no effect on net earnings. As of April 30, 2004, the cumulative undistributed net trust investment earnings of the funeral merchandise and service trusts are included in non-controlling interest in funeral and cemetery trusts instead of deferred preneed funeral revenues. Upon performance of the funeral services, the Company recognizes as revenues amounts attributed to the non-controlling interest holders or included in deferred preneed funeral revenue, including realized trust earnings.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(4) Preneed Funeral Activities—(Continued)

Preneed Funeral Receivables and Trust Investments

     Preneed funeral receivables and trust investments represent trust assets and customer receivables related to unperformed, price-guaranteed trust-funded preneed funeral contracts. The components of preneed funeral receivables and trust investments in the consolidated balance sheet as of October 31, 2004 are as follows:

October 31, 2004
Trust assets	$440,471
Receivables from customers	64,411

Preneed funeral receivables and trust investments	$504,882

     Upon cancellation of a trust-funded preneed funeral contract, a customer is generally entitled to receive a refund of the funds held in trust. In many jurisdictions, the Company may be obligated to fund any shortfall if the amounts initially deposited by the customer exceed the funds in trust including investment income at the time of cancellation. If the fair market value of the trusts were to decline below the estimated costs to deliver the underlying products and services, the Company would record a charge to earnings to record a liability for the expected loss on the delivery of contracts in the Company’s backlog. Based upon this assessment, no loss amounts have been required to be recognized as of October 31, 2004.

     Preneed funeral receivables and trust investments are reduced by the trust investment earnings the Company has been allowed to withdraw prior to performance by the Company and amounts received from customers that are not required to be deposited into trust, pursuant to various state laws. These amounts are reflected in deferred preneed funeral revenues until the underlying service is performed or merchandise is delivered.

     The cost and market values associated with preneed funeral merchandise and services trust assets as of October 31, 2004 are detailed below. The adjusted cost basis of the funeral merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $76,135 as of October 31, 2004 from their original cost basis. The Company believes the unrealized losses reflected below of $13,735 related to trust investments are temporary in nature.

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market
Cash, money market and other short-term investments	$133,205	$9	$—	$133,214
U.S. Government, agencies and municipalities	1,971	115	(26)	2,060
Corporate bonds	22,826	1,938	—	24,764
Preferred stocks	62,947	1,703	(422)	64,228
Common stocks	188,298	3,692	(13,214)	178,776
Mutual funds	12,431	322	(73)	12,680
Insurance contracts and other long- term investments	23,631	298	—	23,929

Trust investments	$445,309	$8,077	$(13,735)	$439,651

Market value as a percentage of cost					98.7%

Accrued investment income				2,002
Less trust investments of assets held for sale				(1,182)

Trust assets				$440,471

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(4) Preneed Funeral Activities—(Continued)

     The estimated maturities and market values of debt securities included above are as follows:

October 31, 2004
Due in one year or less	$3,640
Due in one to five years	12,756
Due in five to ten years	10,016
Thereafter	412

$26,824

     During the six months ended October 31, 2004, purchases and sales of available for sale securities included in trust investments were $28,871 and $110,433, respectively. These transactions resulted in realized gains and losses of $10,159 and $11,215, respectively.

Deferred Preneed Funeral Revenue

     As of October 31, 2004, deferred preneed funeral revenue represents future funeral contract revenues. In addition to amounts receivable from customers and amounts not required to be trusted, this includes distributed and distributable trust investment earnings associated with unperformed trust-funded preneed funeral contracts where the related cash or investments are not held in trust accounts (generally because the Company was not required to deposit the cash in the trust or was permitted to withdraw the cash from the trust before performance of the service or delivery of the merchandise). Future funeral contract revenues and non-distributable net trust investment earnings where the related cash or investments are held in trust accounts are included in non-controlling interest in funeral and cemetery trusts. As of October 31, 2003 (prior to implementation of FIN 46R), prearranged deferred revenue, net included the original price of a trust-funded preneed funeral contract plus the net trust investment earnings associated with the deferred items.

Insurance-Funded Preneed Funeral Contracts

     Insurance-funded preneed funeral contracts that will be funded by life insurance or annuity contracts issued by third-party insurers are not reflected above or in the consolidated balance sheets. The net amount of these contracts that have not been fulfilled as of October 31, 2004 and October 31, 2003 was $352,092 and $327,708, respectively, of which $0 and $10,679 related to the Company’s assets held for sale as of October 31, 2004 and October 31, 2003, respectively. The proceeds of the life insurance policies or annuity contracts will be reflected in funeral revenues as these funerals are performed by the Company.

(5) Preneed Cemetery Merchandise and Service Activities

     The Company sells price-guaranteed preneed cemetery contracts providing for merchandise or services to be delivered in the future at prices prevailing when the agreements are signed. Some or all of the funds received under these contracts for merchandise or services may be required to be placed into trust accounts, pursuant to applicable state law. Effective April 30, 2004, the Company changed certain aspects of its accounting for preneed cemetery contracts upon implementation of FIN 46R. For additional information, see Note 3(a). When a trust-funded preneed cemetery contract is entered into, the Company records an asset (included in preneed cemetery receivables and trust investments) and a corresponding liability (included in deferred preneed cemetery revenues) for the contract price. As the customer makes payments on the contract prior to performance by the Company, the Company deposits into the related trust the required portion of the payment and reclassifies the corresponding amount from deferred preneed cemetery revenue into non-controlling interest in funeral and cemetery trusts.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(5) Preneed Cemetery Merchandise and Service Activities—(Continued)

     Beginning with the third quarter of 2004, the Company recognizes realized earnings of these trusts within investment and other income, net (with a corresponding debit to preneed cemetery receivables and trust investments). The Company recognizes a corresponding expense within investment and other income, net, equal to the realized earnings of the trusts attributable to the non-controlling interest holders (with a corresponding credit to non-controlling interest in funeral and cemetery trusts), or attributable to the Company (with a corresponding credit to deferred preneed cemetery revenue) when such earnings have not been earned by the Company through the performance of services or delivery of merchandise. The net effect is an increase by the amount of the unrealized earnings in both (1) the trust asset and (2) the related non-controlling interest or deferred preneed cemetery revenue line items; there is no effect on net earnings. As of April 30, 2004, the cumulative undistributed net trust investment earnings of the cemetery merchandise and services trusts are included in non-controlling interest in funeral and cemetery trusts instead of deferred preneed cemetery revenue. Upon performance of services or delivery of merchandise, the Company recognizes as revenues amounts attributed to the non-controlling interest holders or included in deferred preneed cemetery revenue, including realized trust earnings.

Preneed Cemetery Receivables and Trust Investments

     Preneed cemetery receivables and trust investments represent trust assets and customer receivables for contracts sold in advance of when the merchandise or services are needed. The receivables related to the sale of preneed property interment rights are included in the Company’s current and long-term receivables discussed in Note 12. The components of preneed cemetery receivables and trust investments in the consolidated balance sheet as of October 31, 2004 are as follows:

October 31, 2004
Trust assets	$195,194
Receivables from customers	64,265

Preneed cemetery receivables and trust investments	$259,459

     The cost and market values associated with the preneed cemetery merchandise and services trust assets as of October 31, 2004 are detailed below. The adjusted cost basis of the cemetery merchandise and services trust assets below reflect an other than temporary decline in the trust assets of approximately $42,537 as of October 31, 2004 from their original cost basis. The Company believes the unrealized losses reflected below of $6,098 related to trust investments are temporary in nature.

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market
Cash, money market and other short-term investments	$50,646	$4	$—	$50,650
U.S. Government, agencies and municipalities	1,050	21	(4)	1,067
Corporate bonds	10,690	1,086	—	11,776
Preferred stocks	24,287	869	(158)	24,998
Common stocks	104,788	2,482	(5,934)	101,336
Mutual funds	3,774	70	(2)	3,842
Insurance contracts and other long-term investments	569	—	—	569

Trust investments	$195,804	$4,532	$(6,098)	$194,238

Market value as a percentage of cost					99.2%

Accrued investment income				956

Trust assets				$195,194

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(5) Preneed Cemetery Merchandise and Service Activities—(Continued)

     The estimated maturities and market values of debt securities included above are as follows:

October 31, 2004
Due in one year or less	$2,385
Due in one to five years	6,117
Due in five to ten years	3,737
Thereafter	604

$12,843

     During the six months ended October 31, 2004, purchases and sales of available for sale securities included in trust investments were $31,930 and $52,704, respectively. These transactions resulted in realized gains and losses of $5,074 and $4,401, respectively.

Deferred Preneed Cemetery Revenue

     As of October 31, 2004, deferred preneed cemetery revenue represents future preneed cemetery revenues to be recognized upon delivery of merchandise or performance of services. In addition to the amounts receivable from customers and amounts not required to be trusted, this includes distributed and distributable trust investment earnings associated with unperformed preneed cemetery services or undelivered preneed cemetery merchandise where the related cash or investments are not held in trust accounts (generally because the Company was not required to deposit the cash in the trust or was permitted to withdraw the cash from the trust before performance of the service or delivery of the merchandise). Future contract revenues and non-distributable net trust investment earnings where the related cash or investments are held in trust accounts are included in non-controlling interest in funeral and cemetery trusts. As of October 31, 2003 (prior to implementation of FIN 46R), prearranged deferred revenue, net represents the original contract price for the preneed cemetery items deferred plus net investment earnings associated with the deferred items.

(6) Cemetery Interment Rights and Perpetual Care Trusts

     The Company sells price-guaranteed preneed cemetery contracts providing for property interment rights. For preneed sales of interment rights (cemetery property), the associated revenue and all costs to acquire the sale are recognized in accordance with SFAS No. 66, “Accounting For Sales of Real Estate.” Under SFAS No. 66, recognition of revenue and costs must be deferred until 10 percent of the property sale price has been collected. The Company is required by state law to pay into cemetery perpetual care trusts a portion of the proceeds from the sale of cemetery property interment rights. As a result of the implementation of FIN 46R, the Company has consolidated the cemetery perpetual care trusts, including investments accounted for under SFAS No. 115, resulting in such funds being reflected in cemetery perpetual care trust investments within total assets, with a corresponding amount reflected as non-controlling interest in perpetual care trusts.

     Beginning April 30, 2004, the Company recognizes realized earnings of these trusts within investment and other income, net (with a corresponding debit to cemetery perpetual care trust investments). The Company recognizes a corresponding expense within investment and other income, net for the amount of realized earnings of the trusts attributable to the non-controlling interest holders (with a corresponding credit to non-controlling interest in perpetual care trusts). The net effect is an increase by the amount of the realized earnings of the trusts in both the trust asset and the related non-controlling interest; there is no effect on net earnings.

     Earnings realized from these cemetery perpetual care trust investments that the Company is legally permitted to withdraw are recognized in current cemetery revenues and are used to defray cemetery maintenance costs which are expensed as incurred. Recognized earnings related to these cemetery perpetual care trust investments were $6,400, $7,895, and $11,285 for the years ended October 31, 2004, 2003 and 2002, respectively.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(6) Cemetery Interment Rights and Perpetual Care Trusts—(Continued)

     The cost and market values of the trust investments held by the cemetery perpetual care trusts as of October 31, 2004 are detailed below. The adjusted cost basis of the cemetery perpetual care trusts below reflect an other than temporary decline in the trust assets of $30,524 as of October 31, 2004 from their original cost basis. The Company believes the unrealized losses reflected below of $6,017 related to trust investments are temporary in nature.

	Adjusted	Unrealized	Unrealized
	Cost Basis	Gains	Losses	Market
Cash, money market and other short-term investments	$29,154	$—	$(3)	$29,151
U.S. Government, agencies and municipalities	3,173	62	(97)	3,138
Corporate bonds	19,368	2,731	(23)	22,076
Preferred stocks	65,176	2,571	(46)	67,701
Common stocks	78,531	8,406	(5,797)	81,140
Mutual funds	5,072	193	(51)	5,214
Insurance contracts and other long-term investments	841	43	—	884

Trust investments	$201,315	$14,006	$(6,017)	$209,304

Market value as a percentage of cost					104.0%

Accrued investment income				963

Trust assets				$210,267

     The estimated maturities and market values of debt securities included above are as follows:

October 31, 2004
Due in one year or less	$1,256
Due in one to five years	5,770
Due in five to ten years	15,950
Thereafter	2,238

$25,214

     During the six months ended October 31, 2004, purchases and sales of available for sale securities were $24,525 and $25,544, respectively. These transactions resulted in realized gains and losses of $1,165 and $2,411, respectively.

(7) Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts

Non-Controlling Interest in Funeral and Cemetery Trusts

     Effective April 30, 2004, the Company consolidated the preneed funeral and cemetery merchandise and services trusts associated with its preneed funeral and cemetery activities as a result of the implementation of FIN 46R. Although FIN 46R requires the consolidation of the preneed funeral and cemetery merchandise and service trusts, it does not change the legal relationships among the trusts, the Company and its customers. The customers are the legal beneficiaries of these funeral and cemetery merchandise and service trusts, and therefore, their interests in these trusts represent a non-controlling interest in subsidiaries. For additional information, see Note 3(a).

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(7) Non-Controlling Interest in Funeral and Cemetery Trusts and in Perpetual Care Trusts—(Continued)

Non-Controlling Interest in Perpetual Care Trusts

     The non-controlling interest in perpetual care trusts reflected in the consolidated balance sheet represents the cemetery perpetual care trusts in accordance with SFAS No. 115, net of the accrued expenses and other long-term liabilities of the perpetual care trusts. For additional information, see Note 3(a).

     The components of non-controlling interest in funeral and cemetery trusts and non-controlling interest in perpetual care trusts at October 31, 2004 are as follows:

	Non-controlling Interest
				Non-controlling
				Interest in
	Preneed	Preneed		Perpetual
	Funeral	Cemetery	Total	Care Trusts
Trust assets at market value	$440,471	$195,194	$635,665	$210,267
Less:
Pending withdrawals	(6,847)	(2,797)	(9,644)	(1,951)
Pending deposits	1,788	1,567	3,355	577

Non-controlling interest	$435,412	$193,964	$629,376	$208,893

Investment and other income (expense), net

     The components of investment and other income (expense), net in the consolidated statement of earnings for the year ended October 31, 2004 are detailed below.

Year Ended
October 31, 2004
Non-controlling interest:
Realized gains	$16,398
Realized losses	(18,027)
Interest income, dividends and other ordinary income	11,827
Trust expenses and income taxes	(5,887)

Net trust investment income	4,311
Interest expense related to non-controlling interest in funeral and cemetery trust investments	(3,206)
Interest expense related to non-controlling interest in perpetual care trust investments	(1,105)

Total non-controlling interest	—
Investment and other income (expense), net (1)	(922)

Total investment and other income (expense), net	$(922)

(1) Investment and other income (expense), net is comprised of interest income primarily on the Company’s cash, cash equivalents and marketable securities (not held in trust) of $279 and a write-down of certain of those marketable securities of $1,201.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(8) Prearranged Receivables and Prearranged Deferred Revenue

     The Company implemented FIN 46R as of April 30, 2004, which resulted in the consolidation of the Company’s preneed funeral and cemetery merchandise and services trusts (see Notes 3(a), 4, 5 and 7). The following information reflects the Company’s preneed funeral and cemetery merchandise and services trusts as of October 31, 2003 (prior to the implementation of FIN 46R).

     Prearranged receivables was comprised of funds owed to the Company for the preneed sale of funeral and cemetery merchandise and services (1) from preneed funeral merchandise and services trusts and from preneed cemetery merchandise and services trusts, which represent amounts already paid by customers, as well as realized earnings on those amounts and (2) from customers.

     Prearranged receivables was comprised of the following as of October 31, 2003:

October 31,
2003
Amounts due from preneed funeral trust and escrow accounts	$529,808
Amounts due from preneed cemetery merchandise trust and escrow accounts	232,761
Amounts due from customers	134,571
Valuation allowance for amounts due from trust accounts	(4,500)

Net prearranged receivables	$892,640

     Amounts due from preneed funeral trust and escrow accounts as of October 31, 2003 were comprised of the following investments:

October 31,
2003
U.S. Government, agencies and municipalities	$3,205
Corporate bonds	27,108
Preferred stocks	65,918
Common stocks	235,298
Money market funds and other short-term investments	186,085
Mutual funds	21,264
Insurance contracts	6,279
Less trust investments of assets held for sale	(15,349)

Total value at cost	529,808
Net unrealized depreciation	(79,926)

Total value at market	$449,882

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(8) Prearranged Receivables and Prearranged Deferred Revenue—(Continued)

     Amounts due from preneed cemetery merchandise trust and escrow accounts were comprised of the following investments:

October 31,
2003
U.S. Government, agencies and municipalities	$676
Corporate bonds	14,057
Preferred stocks	31,510
Common stocks	113,323
Money market funds and other short-term investments	69,714
Mutual funds	4,111
Insurance contracts	142
Less trust investments of assets held for sale	(772)

Total value at cost	232,761
Net unrealized depreciation	(44,837)

Total value at market	$187,924

     The total finance charges earned related to preneed funeral and cemetery merchandise and services, as well as preneed cemetery property, amounted to $16,965 and $17,943 for fiscal years 2003 and 2002, respectively. Finance charges earned are included in funeral and cemetery revenue.

Prearranged Deferred Revenue

     Prearranged deferred revenue was comprised of the following:

October 31,
2003
Prearranged deferred funeral service and merchandise revenue	$710,394
Prearranged deferred cemetery property, merchandise and service revenue	524,483
Valuation allowance	(4,500)

Net prearranged deferred revenue	$1,230,377

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(9) Cemetery Perpetual Care Trusts

     The Company implemented FIN 46R as of April 30, 2004, which resulted in the consolidation of the Company’s cemetery perpetual care trusts (see Notes 3(a), 6 and 7). The following summary reflects the Company’s cemetery perpetual care trust account balances as of October 31, 2003 prior to the implementation of FIN 46R. Funds held in trust are invested, and the earnings withdrawn from the trust accounts are used for the maintenance of cemetery grounds. For the years ended October 31, 2003 and 2002, such withdrawals included in cemetery revenue totaled $7,895 and $11,285, respectively.

October 31,
2003
Cemetery perpetual care trusts:
Investments at market value	$202,076
Amounts to be collected under existing agreements	7,301

$209,377

Investments consist of:
U.S. Government, agencies and municipalities	$3,375
Corporate bonds	24,215
Preferred stocks	56,494
Common stocks	99,624
Money market funds and other short-term investments	33,528
Mutual funds	8,301
Other long-term investments	213

Total value at cost	225,750
Net unrealized depreciation	(23,674)

Total value at market	$202,076

(10) Cash and Cash Equivalent Investments

     The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. The Company deposits its cash and cash equivalent investments with high quality credit institutions. Such balances typically exceed applicable FDIC insurance limits. The October 31, 2004 and 2003 balances below include $1 and $13 of cash and cash equivalent investments of assets held for sale, respectively.

	October 31,
	2004	2003
Cash	$21,511	$18,574
Cash equivalent investments	3	11

	$21,514	$18,585

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(11) Marketable Securities

     The market value of marketable securities as of October 31, 2004 and 2003 was $1,297 and $2,346, respectively, which included gross unrealized gains of $0 and $13 and gross unrealized losses of $0 and $1,277, respectively, for fiscal years 2004 and 2003. The Company realized net losses on marketable securities of $1,201, $0 and $485 for the years ended October 31, 2004, 2003 and 2002, respectively. The cost of securities sold was determined by using the average cost method.

(12) Receivables

	October 31,
	2004	2003
Current receivables are summarized as follows:
Installment contracts due within one year	$37,806	$35,565
Income tax receivables	6,258	42,724
Trade and other receivables	16,342	17,038
Allowance for sales cancellations and doubtful accounts	(5,583)	(3,582)
Amounts to be collected for cemetery perpetual care trusts	(2,484)	(2,119)

	52,339	89,626
Funeral receivables	8,820	10,473

Net current receivables	$61,159	$100,099

Long-term receivables are summarized as follows:

Installment contracts due beyond one year	$93,759	$88,135
Allowance for sales cancellations and doubtful accounts	(8,022)	(6,579)
Amounts to be collected for cemetery perpetual care trusts	(5,858)	(5,182)

Net long-term receivables	$79,879	$76,374

     Installment contracts due within one year and due beyond one year include receivables in the Company’s preneed cemetery property sales only. Receivables for preneed funeral and cemetery merchandise and services sales are included in preneed funeral receivables and trust investments and preneed cemetery receivables and trust investments as of October 31, 2004 and in prearranged receivables before the implementation of FIN 46R as discussed in Notes 3, 4, 5 and 8.

     The Company’s receivables as of October 31, 2004 are expected to mature as follows:

Years ending October 31,
2005	$61,159
2006	12,834
2007	11,420
2008	12,936
2009	10,756
Thereafter	31,933

$141,038

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(13) Inventories and Cemetery Property

     Inventories are comprised of the following:

	October 31,
	2004	2003
Developed cemetery property	$12,437	$12,348
Merchandise and supplies	27,018	28,303

	$39,455	$40,651

     Cemetery property is comprised of the following:

	October 31,
	2004	2003
Developed cemetery property	$95,080	$85,148
Undeveloped cemetery property	276,014	288,582

	$371,094	$373,730

     The portion of developed cemetery property that management estimates will be used in the next twelve months is included in inventories. The Company evaluates the recoverability of the cost of undeveloped cemetery property based on undiscounted expected future cash flows.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(14) Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes

     The following tables present the condensed consolidating historical financial statements as of October 31, 2004 and 2003, and for the three fiscal years ended October 31, 2004, 2003 and 2002, for the direct and indirect domestic subsidiaries of the Company that serve as guarantors of the senior subordinated notes, and the financial results of the Company’s subsidiaries that do not serve as guarantors. Non-guarantor subsidiaries include the Puerto Rican subsidiaries, all other non-domestic subsidiaries, Investors Trust, Inc. and certain immaterial domestic subsidiaries which are either intended to be used for foreign tax planning purposes or are prohibited by law from guaranteeing the senior subordinated notes.

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Year Ended October 31, 2004
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues:
Funeral	$—	$258,900	$21,145	$—	$280,045
Cemetery	—	212,990	23,847	—	236,837

	—	471,890	44,992	—	516,882

Costs and expenses:
Funeral	—	188,455	13,340	—	201,795
Cemetery	—	162,253	18,051	—	180,304

	—	350,708	31,391	—	382,099

Gross profit	—	121,182	13,601	—	134,783
Corporate general and administrative expenses	(17,097)	—	—	—	(17,097)
Separation charges	(1,853)	(1,560)	(22)	—	(3,435)
Gains on dispositions and impairment (losses), net	—	(953)	1,517	—	564
Other operating income, net	160	1,732	230	—	2,122

Operating earnings (loss)	(18,790)	120,401	15,326	—	116,937
Interest income (expense)	34,097	(78,807)	(2,625)	—	(47,335)
Investment and other income (expense), net	(922)	—	—	—	(922)

Earnings from continuing operations before income taxes	14,385	41,594	12,701	—	68,680
Income taxes	5,069	15,820	4,306	—	25,195

Earnings from continuing operations	9,316	25,774	8,395	—	43,485

Discontinued operations:
Earnings from discontinued operations before income taxes	—	1,678	436	—	2,114
Income tax benefit	—	(563)	—	—	(563)

Earnings from discontinued operations	—	2,241	436	—	2,677

Net earnings before equity in subsidiaries	9,316	28,015	8,831	—	46,162

Equity in subsidiaries	36,846	—	—	(36,846)	—

Net earnings	46,162	28,015	8,831	(36,846)	46,162
Other comprehensive income, net	2,110	—	—	—	2,110

Comprehensive income	$48,272	$28,015	$8,831	$(36,846)	$48,272

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

     (14) Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes — (Continued)

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Year Ended October 31, 2003
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues:
Funeral	$—	$259,773	$20,556	$—	$280,329
Cemetery	—	197,977	25,407	—	223,384

	—	457,750	45,963	—	503,713

Costs and expenses:
Funeral	—	196,868	13,367	—	210,235
Cemetery	—	155,394	18,284	—	173,678

	—	352,262	31,651	—	383,913

Gross profit	—	105,488	14,312	—	119,800
Corporate general and administrative expenses	(17,733)	—	—	—	(17,733)
Separation charges	(2,450)	—	—	—	(2,450)
Impairment of goodwill	—	(73,000)	(2,800)	2,800	(73,000)
Gains on dispositions and impairment (losses) , net	—	(14,881)	(4,091)	—	(18,972)
Other operating income, net	161	1,616	316	—	2,093

Operating earnings (loss)	(20,022)	19,223	7,737	2,800	9,738
Interest income (expense)	24,368	(75,192)	(2,654)	—	(53,478)
Loss on early extinguishment of debt	(11,289)	—	—	—	(11,289)
Investment and other income, net	480	65	—	—	545

Earnings (loss) from continuing operations before income taxes	(6,463)	(55,904)	5,083	2,800	(54,484)
Income tax expense (benefit)	(2,206)	3,018	4,210	234	5,256

Earnings (loss) from continuing operations	(4,257)	(58,922)	873	2,566	(59,740)

Discontinued operations:
Loss from discontinued operations before income taxes	—	(13,694)	(1,292)	—	(14,986)
Income tax benefit	—	(1,258)	—	—	(1,258)

Loss from discontinued operations	—	(12,436)	(1,292)	—	(13,728)

Net loss before equity loss in subsidiaries	(4,257)	(71,358)	(419)	2,566	(73,468)

Equity loss in subsidiaries	(69,211)	—	—	69,211	—

Net loss	(73,468)	(71,358)	(419)	71,777	(73,468)
Other comprehensive income, net	1,010	—	—	—	1,010

Comprehensive loss	$(72,458)	$(71,358)	$(419)	$71,777	$(72,458)

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

     (14) Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes—(Continued)

Condensed Consolidating Statements of Earnings and Other Comprehensive Income

	Year Ended October 31, 2002
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Revenues:
Funeral	$—	$266,048	$59,192	$—	$325,240
Cemetery	—	211,557	24,351	—	235,908

	—	477,605	83,543	—	561,148

Costs and expenses:
Funeral	—	191,981	46,696	150	238,827
Cemetery	—	156,286	23,038	—	179,324

	—	348,267	69,734	150	418,151

Gross profit	—	129,338	13,809	(150)	142,997
Corporate general and administrative expenses	(17,411)	—	—	150	(17,261)
Gains on dispositions and impairment (losses), net	—	(688)	(17,812)	—	(18,500)
Other operating income, net	1,223	858	463	—	2,544

Operating earnings (loss)	(16,188)	129,508	(3,540)	—	109,780
Interest income (expense)	51,947	(86,959)	(27,327)	—	(62,339)
Investment and other income, net	1	—	19	—	20

Earnings (loss) from continuing operations before income taxes	35,760	42,549	(30,848)	—	47,461
Income taxes	8,838	4,848	3,090	—	16,776

Earnings (loss) from continuing operations	26,922	37,701	(33,938)	—	30,685

Discontinued operations:
Earnings (loss) from discontinued operations before income taxes	—	1,959	(99)	—	1,860
Income taxes	—	679	—	—	679

Earnings (loss) from discontinued operations	—	1,280	(99)	—	1,181

Net earnings (loss) before equity in subsidiaries	26,922	38,981	(34,037)	—	31,866

Equity in subsidiaries	4,944	—	—	(4,944)	—

Net earnings (loss)	31,866	38,981	(34,037)	(4,944)	31,866
Other comprehensive income, net	26,161	1,310	26,957	(28,267)	26,161

Comprehensive income (loss)	$58,027	$40,291	$(7,080)	$(33,211)	$58,027

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(14)	Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes—(Continued)

Condensed Consolidating Balance Sheets

	October 31, 2004
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalent investments	$13,553	$7,625	$336	$—	$21,514
Marketable securities	—	16	1,281	—	1,297
Receivables, net of allowances	4,551	42,053	14,555	—	61,159
Inventories	389	32,419	6,647	—	39,455
Prepaid expenses	822	2,118	14	—	2,954
Deferred income taxes, net	2,263	2,259	—	—	4,522
Assets held for sale	—	2,318	1,272	—	3,590

Total current assets	21,578	88,808	24,105	—	134,491
Receivables due beyond one year, net of allowances	98	65,326	14,455	—	79,879
Preneed funeral receivables and trust investments	—	488,765	16,117	—	504,882
Preneed cemetery receivables and trust investments	—	233,776	25,683	—	259,459
Goodwill	—	367,344	34,025	2,800	404,169
Deferred charges	4,859	228,912	21,090	—	254,861
Cemetery property, at cost	—	346,293	24,801	—	371,094
Property and equipment, at cost	31,845	430,645	36,695	—	499,185
Less accumulated depreciation	17,273	168,514	11,834	—	197,621

Net property and equipment	14,572	262,131	24,861	—	301,564
Deferred income taxes, net	12,808	19,737	10,813	(234)	43,124
Investment in subsidiaries	105,038	—	—	(105,038)	—
Cemetery perpetual care trust investments	—	210,267	—	—	210,267
Other assets	104	1,304	—	—	1,408

Total assets	$159,057	$2,312,663	$195,950	$(102,472)	$2,565,198

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$1,725	$—	$—	$—	$1,725
Accounts payable	1,090	7,662	323	—	9,075
Accrued expenses and other current liabilities	17,992	34,956	5,645	—	58,593
Liabilities associated with assets held for sale	—	1,792	596	—	2,388

Total current liabilities	20,807	44,410	6,564	—	71,781
Long-term debt, less current maturities	385,080	—	30,000	—	415,080
Intercompany payables, net	(1,041,358)	1,019,341	22,017	—	—
Deferred preneed funeral revenue	—	105,338	50,826	—	156,164
Deferred preneed cemetery revenue	—	219,267	69,249	—	288,516
Non-controlling interest in funeral and cemetery trusts	—	629,376	—	—	629,376
Other long-term liabilities	10,270	860	—	—	11,130

Total liabilities	(625,201)	2,018,592	178,656	—	1,572,047

Non-controlling interest in perpetual care trusts	—	208,893	—	—	208,893

Common stock	107,885	426	52	(478)	107,885
Other	676,706	84,752	17,242	(101,994)	676,706
Accumulated other comprehensive loss	(333)	—	—	—	(333)

Total shareholders’ equity	784,258	85,178	17,294	(102,472)	784,258

Total liabilities and shareholders’ equity	$159,057	$2,312,663	$195,950	$(102,472)	$2,565,198

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(14) Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes—(Continued)

Condensed Consolidating Balance Sheets

	October 31, 2003
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
ASSETS
Current assets:
Cash and cash equivalent investments	$18,975	$(478)	$88	$—	$18,585
Marketable securities	1,048	26	1,272	—	2,346
Receivables, net of allowances	41,826	42,945	15,328	—	100,099
Inventories	325	33,634	6,692	—	40,651
Prepaid expenses	713	2,139	37	—	2,889
Deferred income taxes, net	1,434	1,556	—	—	2,990
Assets held for sale	—	39,262	1,034	—	40,296

Total current assets	64,321	119,084	24,451	—	207,856
Receivables due beyond one year, net of allowances	147	61,118	15,109	—	76,374
Prearranged receivables, net	—	850,295	42,345	—	892,640
Goodwill	—	366,824	34,858	2,800	404,482
Deferred charges	7,271	219,762	21,488	—	248,521
Cemetery property, at cost	—	350,497	23,233	—	373,730
Property and equipment, at cost	31,697	421,492	38,110	—	491,299
Less accumulated depreciation	16,942	154,014	12,227	—	183,183

Net property and equipment	14,755	267,478	25,883	—	308,116
Deferred income taxes, net	17,767	30,343	12,342	(234)	60,218
Investment in subsidiaries	68,192	—	—	(68,192)	—
Other assets	104	1,134	—	—	1,238

Total assets	$172,557	$2,266,535	$199,709	$(65,626)	$2,573,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$13,935	$—	$—	$—	$13,935
Accounts payable	348	6,543	383	—	7,274
Accrued expenses and other current liabilities	20,865	33,001	3,443	—	57,309
Liabilities associated with assets held for sale	—	21,336	796	—	22,132

Total current liabilities	35,148	60,880	4,622	—	100,650
Long-term debt, less current maturities	458,180	—	30,000	—	488,180
Intercompany payables, net	(1,070,740)	1,031,338	39,402	—	—
Prearranged deferred revenue, net	—	1,113,155	117,222	—	1,230,377
Other long-term liabilities	11,110	3,999	—	—	15,109

Total liabilities	(566,302)	2,209,372	191,246	—	1,834,316

Common stock	107,727	426	52	(478)	107,727
Other	633,575	56,737	8,411	(65,148)	633,575
Accumulated other comprehensive loss	(2,443)	—	—	—	(2,443)

Total shareholders’ equity	738,859	57,163	8,463	(65,626)	738,859

Total liabilities and shareholders’ equity	$172,557	$2,266,535	$199,709	$(65,626)	$2,573,175

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(14) Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes—(Continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended October 31, 2004
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$56,549	$17,668	$19,439	$—	$93,656

Cash flows from investing activities:
Proceeds from sales of marketable securities	1,121	—	—	—	1,121
Proceeds from sale of assets, net	(1,474)	20,549	700	—	19,775
Additions to property and equipment	(4,256)	(15,489)	(678)	—	(20,423)
Other	—	85	(31)	—	54

Net cash provided by (used in) investing activities	(4,609)	5,145	(9)	—	527

Cash flows from financing activities:
Repayments of long-term debt	(85,310)	—	—	—	(85,310)
Intercompany receivables (payables)	33,892	(14,710)	(19,182)	—	—
Issuance of common stock	13,413	—	—	—	13,413
Purchase and retirement of common stock	(19,349)	—	—	—	(19,349)
Other	(8)	—	—	—	(8)

Net cash used in financing activities	(57,362)	(14,710)	(19,182)	—	(91,254)

Net increase (decrease) in cash	(5,422)	8,103	248	—	2,929
Cash and cash equivalents, beginning of period	18,975	(478)	88	—	18,585

Cash and cash equivalents, end of period	$13,553	$7,625	$336	$—	$21,514

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(14) Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes—(Continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended October 31, 2003
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$10,923	$44,795	$14,102	$—	$69,820

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	—	550	—	550
Proceeds from sale of assets, net	(1,070)	3,411	—	—	2,341
Additions to property and equipment	(2,783)	(14,967)	(689)	—	(18,439)
Other	—	199	(14)	—	185

Net cash used in investing activities	(3,853)	(11,357)	(153)	—	(15,363)

Cash flows from financing activities:
Retirement of ROARS	(12,691)	—	—	—	(12,691)
Proceeds from long-term debt	155,000	—	—	—	155,000
Repayments of long-term debt	(203,164)	—	—	—	(203,164)
Intercompany receivables (payables)	51,215	(37,125)	(14,090)	—	—
Debt issue costs	(816)	—	—	—	(816)
Issuance of common stock	582	—	—	—	582
Purchase and retirement of common stock	(2,973)	—	—	—	(2,973)

Net cash used in financing activities	(12,847)	(37,125)	(14,090)	—	(64,062)

Net decrease in cash	(5,777)	(3,687)	(141)	—	(9,605)
Cash and cash equivalents, beginning of year	24,752	3,209	229	—	28,190

Cash and cash equivalents, end of year	$18,975	$(478)	$88	$—	$18,585

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(14) Condensed Consolidating Financial Statements of Guarantors of Senior Subordinated Notes—(Continued)

Condensed Consolidating Statements of Cash Flows

	Year Ended October 31, 2002
		Guarantor	Non-Guarantor
	Parent	Subsidiaries	Subsidiaries	Eliminations	Consolidated
Net cash provided by operating activities	$56,082	$32,498	$1,909	$—	$90,489

Cash flows from investing activities:
Proceeds from sales of marketable securities	—	—	169	—	169
Proceeds from sale of assets, net	61,887	7,916	—	—	69,803
Additions to property and equipment	(2,552)	(15,197)	(881)	—	(18,630)
Other	1,391	378	316	—	2,085

Net cash provided by (used in) investing activities	60,726	(6,903)	(396)	—	53,427

Cash flows from financing activities:
Repayments of long-term debt	(138,390)	—	(1,112)	—	(139,502)
Intercompany receivables (payables)	22,939	(16,750)	(6,189)	—	—
Issuance of common stock	858	—	—	—	858

Net cash used in financing activities	(114,593)	(16,750)	(7,301)	—	(138,644)

Effect of exchange rates on cash and cash equivalents	—	—	(205)	—	(205)

Net increase (decrease) in cash	2,215	8,845	(5,993)	—	5,067
Cash and cash equivalents, beginning of year	22,537	(5,636)	6,222	—	23,123

Cash and cash equivalents, end of year	$24,752	$3,209	$229	$—	$28,190

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(15) Discontinued Operations, Assets Held for Sale and Impairment Charges

     During the third quarter of fiscal year 2001, the Company adopted a formal plan to sell its foreign operations and certain domestic assets, primarily funeral home real estate and excess cemetery property. In addition, it reviewed non-competition agreements that it had entered into with sellers, key employees and others in connection with previous acquisitions, and it decided to relieve some of these individuals from the obligations not to compete, although payments would continue to be made in accordance with the contract terms.

     Based on its progress at that time and management’s and the Board of Directors’ decision to proceed with the sales of its foreign operations and certain domestic assets if acceptable prices and terms could be obtained, pursuant to SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed of,” in the third quarter of 2001 the Company wrote down the aggregate value of these assets to their estimated fair value, which was based upon then current offers from interested parties or market prices of comparable properties, less cost to sell. As a result, the Company incurred an aggregate pretax noncash charge to earnings of $269,158 ($205,089 after tax, of which $187,329 related to foreign operations) in the third quarter of 2001. Primarily as a result of the significant devaluation of the Argentine peso and the depressed economic conditions in Argentina, the Company re-evaluated the expected loss on the disposition of the assets held for sale and recorded an aggregate pretax noncash charge to earnings of $18,500 ($11,200 after tax) in the third quarter of 2002.

     The portion of the charge to equity in the third quarter of fiscal year 2001 that related to foreign operations was equal to the entire foreign-related after-tax charge to earnings of $187,329. However, the Company had already reduced equity for the cumulative foreign translation adjustment incurred in each period that it had owned these businesses. Therefore, in the periods in which the sale of each of the foreign operations was consummated, the cumulative foreign translation adjustment relating to the operation sold was reversed and included in comprehensive income, resulting in a corresponding increase in equity. During the fourth quarter of fiscal year 2001, the Company sold its Mexican, Australian, New Zealand, Belgian and Dutch operations and realized comprehensive income and an increase in shareholders’ equity for the cumulative foreign currency translation related to these operations, which equaled $74,754. During fiscal year 2002, the Company sold its remaining foreign operations in Spain, Portugal, France, Canada and Argentina and realized comprehensive income and an increase in shareholders’ equity for the cumulative foreign translation adjustments related to these operations, which amounted to $35,902.

     In fiscal year 2003, SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” was adopted by the Company. In accordance with SFAS No. 144, the Company reviews its long-lived assets for impairment when changes in circumstances indicate that the carrying amount of the asset may not be recoverable. SFAS No. 144 requires that long-lived assets to be held and used be recorded at the lower of carrying amount or fair value. Long-lived assets to be disposed of are to be recorded at the lower of carrying amount or fair value, less cost to sell. In December 2003, the Company announced plans to close or sell a number of small businesses, primarily small funeral homes, most of which were acquired as part of a group of facilities, that were performing below acceptable levels or no longer fit the Company’s operating profile. Although the Company identified these businesses during the fourth quarter of fiscal year 2003, it did not meet all of the criteria in SFAS No. 144 for classification as discontinued operations or assets held for sale until the first quarter of fiscal year 2004. Certain amounts included in the audited consolidated financial statements related to the remaining businesses we still

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(15) Discontinued Operations, Assets Held for Sale and Impairment Charges—(Continued)

intended to sell as of January 31, 2005 have been reclassified from amounts presented in our Annual Report on Form 10-K for the year ended October 31, 2004. See Note 2(r) for additional information. As required by the Company’s previous credit agreement, the Company has used substantially all of the proceeds from the sale of assets and businesses, which was approximately $22,617 in fiscal year 2004, to reduce its debt.

     During the fourth quarter of fiscal year 2003, the Company determined that the carrying value of a number of these assets and businesses exceeded their fair value. As required by SFAS No. 144, the Company recorded an impairment charge of $34,300 during the fourth quarter of fiscal year 2003 of which $18,972 ($16,256 after tax, or $.15 per share) is included in continuing operations and $15,328 ($13,943 after tax, or $.13 per share) is included in discontinued operations. The fair market value was determined by specific offer or bid, or an estimate based on a multiple or percentage of historical results.

     During fiscal year 2004, the Company evaluated its long-lived assets, recorded impairment charges of $473 and sold several assets that it held for sale at a net gain of $1,037. The net effect was that the Company recorded gains on dispositions, net of impairment losses, of $564 for year ended October 31, 2004 in continuing operations, which is included in “Gains on dispositions and impairment (losses), net” in the consolidated statement of earnings.

     The Company recorded gains on dispositions, net of impairment losses related to discontinued operations for the year ended October 31, 2004 of $1,379, which is reflected in discontinued operations in the consolidated statement of earnings and in “Gains on dispositions and impairment (losses), net” in the table below, of which $924 relates to businesses sold.

     A tax benefit was recorded for the discontinued operations during the year ended October 31, 2004 because the Company determined that certain tax benefits on asset sales would be realized. For additional information, see Note 21.

     In the consolidated statements of earnings, the impairment charges related to the write-down of these long-lived assets occurring in 2002, 2003 and 2004 are reflected in the “Gains on dispositions and impairment (losses), net” line item. The related assets and liabilities associated with assets held for sale are shown in separate line items in the consolidated balance sheet titled “assets held for sale” and “liabilities associated with assets held for sale.” As of October 31, 2004 and 2003, the assets held for sale (excluding $1 and $13 of cash and cash equivalent investments of the operations held for sale as of October 31, 2004 and 2003, respectively) and the liabilities associated with assets held for sale line items in the balance sheet represent the assets and liabilities, respectively, of certain domestic assets, primarily funeral homes and real estate.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(15) Discontinued Operations, Assets Held for Sale and Impairment Charges—(Continued)

     A summary of the assets and liabilities included in the “assets held for sale” and “liabilities associated with assets held for sale” line items at October 31, 2004 and 2003 and the operating results of the discontinued operations for the years ended October 31, 2004, 2003 and 2002, respectively, are as follows:

	October 31,
	2004	2003
Assets

Receivables, net of allowances	$38	$970
Inventories and other current assets	102	2,233
Net property and equipment	1,362	10,605
Preneed funeral receivables and trust investments	1,359	—
Prearranged receivables, net	—	17,464
Deferred charges and other assets	729	8,349
Cemetery property	—	675

Assets held for sale	$3,590	$40,296

Liabilities

Deferred income taxes, net	$166	$2,195
Deferred preneed funeral revenue	1,040	—
Non-controlling interest in funeral and cemetery trusts	1,182	—
Prearranged deferred revenue, net	—	19,937

Liabilities associated with assets held for sale	$2,388	$22,132

	Year Ended October 31,
	2004	2003	2002
Revenue:
Funeral	$11,491	$18,240	$19,960
Cemetery	92	105	213

	$11,583	$18,345	$20,173

Gross profit:
Funeral	$563	$588	$1,738
Cemetery	2	(17)	49

	565	571	1,787
Gains on dispositions and impairment (losses), net	1,379	(15,328)	—
Other operating income (expense), net	170	(229)	73

Earnings (loss) from discontinued operations before income taxes	$2,114	$(14,986)	$1,860

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(16) Separation Charges

     In December 2003, the Company announced plans to restructure and reduce its workforce by approximately 300 employees throughout the organization. During fiscal year 2004, the Company recorded a charge for severance and other costs associated with the workforce reductions of $2,435 ($1,510 after tax, or $.01 per share). There are no remaining costs under the workforce reduction plan. The plan was completed June 1, 2004.

     In the third quarter of fiscal years 2004 and 2003, the Company recorded charges of $1,000 and $2,450, respectively, related to separation pay of former executive officers. For additional information, see Note 23.

(17) Impairment of Goodwill

     As a result of the Company’s adoption of SFAS No. 142 in fiscal year 2002, goodwill is not amortized but is tested annually for impairment during the fourth quarter of each fiscal year. The evaluation of goodwill is performed at the funeral and cemetery segments, which constitute the Company’s reporting units. The Company performed its annual goodwill impairment review during the fourth quarter of 2004 and determined that there was no impairment. During 2003, the Company’s cemetery segment experienced reductions in gross profit that were not anticipated when the Company performed its evaluation of goodwill during the fourth quarter of 2002 due to declines in merchandise deliveries and reduced cemetery perpetual care trust earnings. When the Company performed its evaluation of goodwill during the fourth quarter of 2003 on the lower gross profit levels, a goodwill impairment charge of $73,000 ($66,900 after tax, or $.62 per share) related to the cemetery segment was required. This charge is presented in the “Impairment of goodwill” line item in the Company’s consolidated statement of earnings for the year ended October 31, 2003. In calculating the goodwill impairment charge, the fair value of the funeral and cemetery segments was determined with assistance from an independent valuation advisor using a combination of the comparable company approach and discounted cash flow valuation approach. Goodwill or costs in excess of net assets of companies acquired, totaled approximately $404,169 and $404,482 as of October 31, 2004 and 2003, respectively. Accumulated amortization included in goodwill was $65,804 as of October 31, 2004 and 2003.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(18) Long-term Debt

	October 31,	October 31,
	2004	2003
Long-term debt:
Senior secured credit facility:
Revolving credit facility	$59,000	$79,000
Term Loan B	54,005	115,380
6.70% Notes	—	100
10.75% senior subordinated notes due 2008	300,000	300,000
Other, principally seller financing of acquired operations or assumption upon acquisition, weighted average interest rates of 4.6% and 5.9% as of October 31, 2004 and 2003, respectively, partially secured by assets of subsidiaries, with maturities through 2022	3,800	7,635

Total long-term debt	416,805	502,115
Less current maturities	1,725	13,935

	$415,080	$488,180

     On June 29, 2001, the Company entered into a $550,000 senior secured credit facility (“the prior facility”), and on November 19, 2004, the Company entered into an amended and restated $225,000 senior secured credit facility (“the new facility”). The prior facility consisted of (1) a $175,000 four-year revolving credit facility, (2) a $75,000 18-month asset sale term loan and (3) a $300,000 five-year Term Loan B. The $75,000 18-month asset sale term loan was repaid in full in August 2001. In May 2003 in connection with the redemption of the ROARS discussed below, the Company borrowed an additional $50,000 in Term Loan B and $50,000 from its revolving credit facility and amended the senior secured credit facility to provide further financial flexibility to the Company.

     The applicable margins for Eurodollar rate loans under the prior facility were generally subject to quarterly adjustments based upon the Company’s consolidated leverage ratio. The applicable margins ranged from 200.0 to 275.0 basis points for revolving loans and were fixed at 250.0 basis points for Term Loan B. In addition, the Company paid a commitment fee of 50.0 to 62.5 basis points, based on the Company’s consolidated leverage ratio, on the unused portion of the revolving credit facility. On March 5, 2002, the Company entered into two interest rate swap agreements which became effective on March 11, 2002, each involving a notional amount of $50,000. The first agreement effectively converted $50,000 of variable-rate debt bearing interest based on three-month LIBOR to a fixed rate based on the swap rate of 3.65 percent and expired on March 11, 2004. The second agreement effectively converts $50,000 of variable-rate debt bearing interest based on three-month LIBOR to a fixed rate based on the swap rate of 4.265 percent and expires on March 11, 2005. The effective rate to the Company of the debt hedged by the remaining interest rate swap includes the fixed swap rate of 4.265 percent plus the applicable margin under the Company’s prior facility relative to the underlying debt, which margin is based upon the Company’s consolidated leverage ratio, as defined in the prior facility. As of October 31, 2004, that margin was 250.0 basis points, resulting in an effective rate of 6.765 percent on $50,000 swapped. As of October 31, 2004, the Company had $113,005 outstanding under its revolving credit facility and Term Loan B, $63,005 of which was not hedged by the interest rate swap agreement and was subject to a short-term variable interest rate of approximately 4.0 percent.

     As of October 31, 2004, the Company’s revolving credit facility was set to mature in June of 2005, and the Company’s Term Loan B was set to mature in October of 2005. As discussed below, on November 19, 2004, the Company entered into an amended and restated senior secured credit facility consisting of a $125,000 five-year revolving credit facility and a $100,000 seven-year Term Loan B. Thus, in the October 31, 2004 balance sheet, the $59,000 outstanding balance of the revolving credit facility and the $54,005 outstanding balance of the Term Loan B have been classified as long-term debt.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(18) Long-term Debt—(Continued)

     The new facility consists of a $125,000 five-year revolving credit facility and a $100,000 seven-year Term Loan B. As a result of the refinancing, the leverage-based grid pricing for the interest rate on the Company’s new revolving credit facility was reduced to LIBOR plus 150.0 basis points at closing, representing a 50 basis-point reduction. The grid for the new revolving credit facility ranges from 137.5 to 200.0 basis points. The interest rate on the Company’s Term Loan B was reduced to LIBOR plus 175.0 basis points, which is 75 basis points below the prior facility and is not subject to grid pricing. The Company will pay a commitment fee of 37.5 to 50.0 basis points, based on the Company’s consolidated leverage ratio. No amounts under the new facility are hedged by the Company’s remaining interest rate swap. The new facility has substantially the same collateral and guarantees as the prior agreement and is subject to similar but somewhat less restrictive financial and other covenants.

     The new Term Loan B matures on November 19, 2011 with 94 percent of the principal due in 2011, and the new revolving credit facility matures on November 19, 2009, although they both will terminate six months prior to the maturity date of the Company’s 10.75 percent senior subordinated notes due July 1, 2008 unless at least 75 percent of the principal amount of those notes are refinanced prior to that time.

     During the first quarter of fiscal year 2005, the Company expects to incur a charge for early extinguishment of debt of $2,650 ($1,723 after tax, or $.02 per share) to write off the remaining unamortized book value of fees on the prior facility. The fees incurred for the new facility will be approximately $1,700 and will be amortized over the life of the new debt.

The new facility is governed by three financial covenants:

•	Maintenance on a rolling four quarter basis of a maximum consolidated leverage ratio (funded debt (net of domestic cash, cash equivalents and marketable securities) divided by EBITDA (as defined)) – Maximum 3.50x,

•	Maintenance on a rolling four quarter basis of a minimum consolidated interest coverage ratio (EBITDA (as defined) divided by interest expense) – Minimum 2.50x, and

•	Maintenance on a rolling four quarter basis of a maximum consolidated senior secured leverage ratio (total funded senior secured debt divided by EBITDA (as defined)) – Maximum 3.00x with step-downs.

     The covenants include required mandatory prepayments from the proceeds of certain asset sales and debt and equity offerings (with the first $25,000 per year of asset sale proceeds considered to be an optional prepayment), limitations on liens, limitations on mergers, consolidations and asset sales, limitations on incurrence of debt, limitations on dividends, stock redemptions and the redemption and/or prepayment of other debt, limitations on investments and acquisitions and limitations on transactions with affiliates. If there is no default or event of default, the Company may pay cash dividends and repurchase its stock, provided that the aggregate amount of the dividends and stock repurchased plus other types of restricted payments in any fiscal year does not exceed $30,000 plus any positive amounts in the discretionary basket. The discretionary basket is the sum of the Company’s cash and cash equivalents as of October 31, 2004 plus a percentage of equity proceeds as defined in the agreement plus the first $25,000 of asset sale proceeds plus 100 percent of net cash from operating activities minus cash used or committed to be used for capital expenditures, investments and acquisitions. The agreement also limits capital expenditures in any fiscal year to $40,000, with a provision for the carryover of permitted but unused amounts. The cost of acquisitions is unlimited if the consolidated leverage ratio is less than or equal to 3.00 to 1.00 and the consolidated senior secured leverage ratio is less than or equal to 1.75 to 1.00, after giving proforma effect to the acquisition; otherwise, the limit is $75,000 in any fiscal year, with a provision for the carryover of permitted but unused amounts.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(18) Long-term Debt—(Continued)

     Obligations under the new facility are guaranteed by substantially all existing and future direct and indirect domestic subsidiaries of the Company formed under the laws of any one of the states or the District of Columbia of the United States of America (“SEI Guarantors”).

     The lenders under the new facility have received a first priority perfected security interest in (i) all of the capital stock or other equity interests of each of the domestic subsidiaries of the Company and 65 percent of the voting capital stock of all direct foreign subsidiaries and (ii) all other present and future assets and properties of the Company and the SEI Guarantors except (a) real property, (b) vehicles, (c) assets to which applicable law prohibits security interest therein or requires the consent of a third party, (d) contract rights in which a security interest without the approval of the other party to the contract would constitute a default thereunder and (e) any assets with respect to which a security interest cannot be perfected.

     In December 1996, the Company issued $100,000 of 6.70 percent Notes due 2003. In connection with the Company’s June 2001 refinancing, the Company repurchased $99,900 of these Notes on June 29, 2001. As of October 31, 2003, the carrying value, including accrued interest, and the fair value of these notes was $103. The remaining balance of the 6.70 percent Notes was paid in full in December 2003.

     In April 1998, the Company issued $200,000 of 6.40 percent Remarketable Or Redeemable Securities (“ROARS”) due May 1, 2013 (remarketing date May 1, 2003). In connection with the Company’s June 2001 refinancing transactions, the Company repurchased $100,103 of the ROARS on June 29, 2001. Outstanding 6.40 percent ROARS were required to be redeemed by the Company or remarketed by the remarketing dealer on May 1, 2003. On May 1, 2003, when the remarketing dealer elected to remarket the ROARS, the Company exercised its right to redeem the ROARS rather than allow them to be remarketed. The Company paid the remarketing dealer $12,691, the contractually specified value of the remarketing right, which was based on the 10-year Treasury rate of 3.894 percent. Net of the $1,532 unamortized ROARS option premium and $130 in costs, the Company recorded a charge of $11,289 ($7,338 after tax, or $.07 per share) in the third quarter of fiscal year 2003.

     The 10.75 percent senior subordinated notes due in 2008 are general unsecured obligations of the Company, are subordinated in right of payment to all existing and future senior debt of the Company and are pari passu in right of payment with any future senior subordinated indebtedness of the Company. The notes are guaranteed by all of the domestic subsidiaries of the Company, other than certain specified subsidiaries (see Note 14). Interest on the notes accrues at the rate of 10.75 percent per annum and is payable semi-annually in arrears on January 1 and July 1. As of October 31, 2003, the carrying value, including accrued interest, and fair value of the senior subordinated notes were $310,750 and $349,894, respectively. As of October 31, 2004, the carrying value, including accrued interest, and fair value of the senior subordinated notes were $310,750 and $340,922, respectively.

     The indenture governing the 10.75 percent senior subordinated notes limits the Company’s and its subsidiaries’ ability to borrow money, create liens, pay dividends on or redeem or repurchase stock, make investments, sell stock in subsidiaries, restrict dividends or other payments from subsidiaries, enter into transactions with affiliates and sell assets or merge with other companies. On or after July 1, 2005, the Company may redeem the notes in whole or in part at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest: if redeemed during the twelve-month period beginning July 1, 2005, 105.3750 percent; if redeemed during the twelve-month period beginning July 1, 2006, 102.6875 percent; if redeemed July 1, 2007 and thereafter, 100.0000 percent. If the Company calls these notes at the first call date, it would record a charge for early extinguishment of debt of approximately $20,225 including the call premium of $16,125 and write-off of the unamortized fees of $4,100. The Company may also decide to tender for these notes

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(18) Long-term Debt—(Continued)

     prior to their call date, and if it does so, it could pay a premium larger than the call premium. Additionally, the write-off of the unamortized fees would be higher, and the Company would incur significant transaction expenses. The Company must offer to purchase the notes at 101 percent of their face amount, plus accrued interest, if the Company experiences specific kinds of changes in control. The indenture permits the payment of dividends if the aggregate dividends and other restricted payments since the issuance of the notes are less than the sum of, generally, 50 percent of the Company’s consolidated net income plus 100 percent of net cash proceeds from the sale of any equity interests, in each case since the issuance of the notes, plus $15,000; provided that the Company is able to incur at least one dollar of additional indebtedness under the fixed charge coverage ratio covenant and there is no default or event of default.

     Under the dividend and stock repurchase restrictions in the new facility and the indenture governing the 10.75 percent senior subordinated notes, and based on the Company’s leverage ratio as of October 31, 2004, the Company could use up to $33,730 to pay dividends or repurchase its stock during fiscal year 2005.

     As of October 31, 2004, the Company’s subsidiaries had approximately $3,800 of long-term debt that represents notes the subsidiaries issued as part of the purchase price of acquired businesses or debt the subsidiaries assumed in connection with acquisitions. Approximately $1,263 of this debt is secured by liens on the stock or assets of the related subsidiaries.

     Scheduled principal payments of the Company’s long-term debt for the fiscal years ending October 31, 2005 through October 31, 2009, are approximately $114,730 in 2005 (including $113,005 related to the revolving credit facility and Term Loan B which are classified as long-term debt in the October 31, 2004 balance sheet as discussed above), $770 in 2006, $542 in 2007, $300,198 in 2008 and $20 in 2009. Scheduled principal payments thereafter are $545.

(19) Guarantees

     The Company’s obligations under both its prior and its new senior secured credit facilities are guaranteed by all of its existing and future direct and indirect subsidiaries formed under the laws of the United States, any state thereof or the District of Columbia, except for specified excluded subsidiaries. The senior subordinated notes are guaranteed by all of the domestic subsidiaries of the Company, other than certain specified subsidiaries including the Puerto Rican subsidiaries, Investors Trust, Inc. and certain immaterial domestic subsidiaries. For additional information regarding the senior secured credit facility and senior subordinated notes, see Note 18.

     All obligations under both the prior and new senior secured credit facilities, including the guarantees and any interest rate protection and other hedging agreements with any lender or its affiliates, are secured by a first priority perfected security interest in (1) all capital stock and other equity interests of the Company’s existing and future direct and indirect domestic subsidiaries, other than certain domestic subsidiaries acceptable to the agents, (2) 65 percent of the voting equity interests and 100 percent of all other equity interests (other than qualifying shares of directors) of all direct existing and future foreign subsidiaries, and (3) all other existing and future assets and properties of the Company and the guarantors, except for real property, vehicles and other specified exclusions.

     Louisiana law gives Louisiana corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of their positions. The Company’s By-laws make mandatory the indemnification

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(19) Guarantees—(Continued)

of directors and officers permitted by Louisiana law. The Company has in effect a directors’ and officers’ liability insurance policy that provides for indemnification of its officers and directors against losses arising from claims asserted against them in their capacities as officers and directors, subject to limitations and conditions set forth in such policy. The Company has also entered into indemnity agreements with each director and executive officer, pursuant to which the Company has agreed, subject to certain exceptions, to purchase and maintain directors’ and officers’ liability insurance. The agreements also provide that the Company will indemnify each director and executive officer against any costs and expenses, judgments, settlements and fines incurred in connection with any claim involving him or her by reason of his or her position as director or officer, provided that the director or executive officer meets certain standards of conduct.

     As of October 31, 2004, the Company has guaranteed long-term debt of its subsidiaries of approximately $1,773 that represents notes the subsidiaries issued as part of the purchase price of acquired businesses or debt the subsidiaries assumed in connection with acquisitions.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(20) Reconciliation of Basic and Diluted Per Share Data

	Earnings	Shares	Per Share
	(Numerator)	(Denominator)	Data
Year Ended October 31, 2004
Earnings from continuing operations	$43,485

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$43,485	107,522	$.40

Effect of dilutive securities:
Time-vest stock options assumed exercised and restricted stock	—	637

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus time-vest stock options assumed exercised and restricted stock	$43,485	108,159	$.40

	Loss	Shares	Per Share
	(Numerator)	(Denominator)	Data
Year Ended October 31, 2003
Loss from continuing operations	$(59,740)

Basic loss per common share:
Loss from continuing operations available to common shareholders	$(59,740)	108,220	$(.55)

Effect of dilutive securities:
Time-vest stock options assumed exercised	—	—

Diluted loss per common share:
Loss from continuing operations available to common shareholders plus time-vest stock options assumed exercised	$(59,740)	108,220	$(.55)

	Earnings	Shares	Per Share
	(Numerator)	(Denominator)	Data
Year Ended October 31, 2002
Earnings from continuing operations	$30,685

Basic earnings per common share:
Earnings from continuing operations available to common shareholders	$30,685	107,861	$.29

Effect of dilutive securities:
Time-vest stock options assumed exercised	—	438

Diluted earnings per common share:
Earnings from continuing operations available to common shareholders plus time-vest stock options assumed exercised	$30,685	108,299	$.28

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(20) Reconciliation of Basic and Diluted Per Share Data—(Continued)

     Options to purchase 100,247 shares of common stock at a price of $6.96 per share were outstanding during the year ended October 31, 2004 but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares. These options expire on April 12, 2005. Options to purchase 437,656 shares at prices ranging from $16.00 to $27.25 per share were outstanding during the year ended October 31, 2004, respectively, but were not included in the computation of diluted earnings per share because the exercise prices of the options were greater than the average market price of the common shares. These options expired on July 31, 2004.

     Common stock equivalents are excluded in the calculation of weighted average shares outstanding when a company reports a net loss from continuing operations for a period. The number of potentially antidilutive shares excluded from the calculation of diluted earnings per share was 6,890,621 for the fiscal year ended October 31, 2003 because of the net loss from continuing operations for this period.

     Options to purchase 1,356,286 shares of common stock at prices ranging from $5.90 to $27.25 were outstanding but were not included in the computation of diluted earnings per share for the fiscal year ended October 31, 2002 because the options’ exercise prices were greater than the average market price of the common shares.

(21) Income Taxes

     Income tax expense (benefit) is comprised of the following components:

	Continuing Operations
	U.S. and
	Possessions	State	Foreign	Totals
Year Ended October 31,
2004:
Current tax expense	$7,143	$2,569	$—	$9,712
Deferred tax expense	14,922	561	—	15,483

	$22,065	$3,130	$—	$25,195

2003:
Current tax expense (benefit)	$(31,794)	$2,038	$—	$(29,756)
Deferred tax expense	34,486	526	—	35,012

	$2,692	$2,564	$—	$5,256

2002:
Current tax expense	$108	$2,042	$1,009	$3,159
Deferred tax expense	12,103	1,514	—	13,617

	$12,211	$3,556	$1,009	$16,776

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(21) Income Taxes—(Continued)

	Discontinued Operations
	U.S. and
	Possessions	State	Foreign	Totals
Year Ended October 31,
2004:
Current tax expense	$257	$22	$—	$279
Deferred tax benefit	(842)	—	—	(842)

	$(585)	$22	$—	$(563)

2003:
Current tax expense	$124	$10	$—	$134
Deferred tax benefit	(1,392)	—	—	(1,392)

	$(1,268)	$10	$—	$(1,258)

2002:
Current tax expense	$651	$28	$—	$679
Deferred tax expense	—	—	—	—

	$651	$28	$—	$679

     The reconciliation of the statutory tax rate to the effective tax rate is as follows for continuing operations:

	Year Ended October 31,
	2004	2003	2002
Statutory tax rate	35.00%	(35.00)%	35.00%
Increases (reductions) in tax rate resulting from:
State and U.S. possessions	4.23	5.84	4.87
Goodwill impairment and other	.45	36.55	2.00
Dividend exclusion	(1.71)	(3.44)	(4.11)
Basis adjustment on sale of businesses	(1.29)	7.59	—
Foreign tax rate differential	—	—	(1.19)
Foreign income previously untaxed	—	—	(1.22)
Foreign tax credit	—	(1.89)	—

Effective tax rate	36.68%	9.65%	35.35%

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(21) Income Taxes—(Continued)

     Deferred tax assets and liabilities consist of the following:

	October 31,
	2004	2003
Deferred tax assets:
Allowance for sales cancellations and doubtful accounts	$3,765	$2,593
Deferred preneed sales and expenses	133,477	138,631
Unrealized depreciation of investments	—	468
Deferred compensation	3,324	2,833
Capital loss carryover	9,484	11,920
Deductible foreign taxes	2,059	2,059
Non-compete amortization	3,047	4,019
State income taxes	14,076	15,608
Unrealized depreciation on derivative instruments	204	966
Loss on impairment of assets	11,586	21,057
Other	3,724	1,990

	184,746	202,144
Valuation allowance	(9,556)	(13,980)

	175,190	188,164

Deferred tax liabilities:
Purchase accounting adjustments	111,022	113,045
Goodwill	13,880	12,740
Depreciation	2,808	1,366

	127,710	127,151

	$47,480	$61,013
Deferred tax liability included in liabilities associated with assets held for sale	166	2,195

	$47,646	$63,208

Current net deferred asset	$4,522	$2,990
Long-term net deferred asset	43,124	60,218

	$47,646	$63,208

     For the year ended October 31, 2002, the Company’s loss before income taxes generated from properties in foreign jurisdictions was $31,007. The Company has a capital loss carryforward of $27,096 that is available until the end of fiscal year 2007.

     As discussed in Note 15, in the fourth quarter of fiscal year 2003, the Company recorded an impairment of long-lived assets. Based on its assessment of the probability of realizing the $18,080 in tax benefits associated with the potential losses generated from the impairment, the Company determined that a $13,980 tax valuation allowance was appropriate. The $13,980 valuation allowance was required because the Company anticipated the majority of sales would generate capital losses due to the expected nature of the sales transactions. The Company believed it would likely not generate sufficient capital gains over the relevant time period against which it could offset these future capital losses given the existing capital loss carryforwards it already has available to it. Sales completed in 2004 generated primarily ordinary losses based on the type of sale transaction (asset sale). A tax benefit was recorded in 2004 for these sales. Upon completion of the asset sales, the entire book basis was removed, but there remained a tax basis in the stock of the unliquidated subsidiary. Therefore, the Company has recorded a full valuation allowance against the associated tax benefit of the remaining tax basis in these subsidiaries because it is not likely that it will realize a tax benefit upon the liquidation of the subsidiaries. A small amount of capital losses were also realized in 2004, and a benefit was recorded since there were sufficient capital gains in the current year available to offset these losses. Accordingly, the valuation allowance as of October 31, 2004 was reduced to $9,556.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(22) Benefit Plans

Stewart Enterprises Employees’ Retirement Trust

     The Company has a defined contribution retirement plan, the “Stewart Enterprises Employees’ Retirement Trust (A Profit-Sharing Plan) (“SEERT”).” This plan covers substantially all employees with more than one year of service who have attained the age of 21. Contributions are made to the plan at the discretion of the Company’s Board of Directors. Additionally, employees who participate may contribute 100 percent of their earnings, up to the limit set by the Internal Revenue Code. The first 5 percent of such employee contributions are eligible for Company matching contributions at the rate of $.50 for each $1.00 contributed. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2004, 2003 and 2002 was approximately $2,091, $2,152 and $3,050, respectively.

Stewart Enterprises Puerto Rico Employees’ Retirement Trust

     On January 1, 2003, the Stewart Enterprises Puerto Rico Employees’ Retirement Trust, a defined contribution retirement plan, became effective when the Company adopted the Banco Popular de Puerto Rico Master Defined Contribution Retirement Plan. Individuals employed in Puerto Rico by the Company or certain of its subsidiaries and affiliates are eligible to participate in this plan upon reaching the age of 21 and the completion of one year of service. Employees in Puerto Rico who were formerly participating in the Stewart Enterprises Employees’ Retirement Trust had their account balances transferred to this plan in February 2003. Eligible employees may contribute up to 10 percent of their earnings. Employee contributions are eligible for Company matching contributions at the rate of $0.50 for each $1.00 contributed. Additional contributions may also be made to this plan at the discretion of the Company’s Board of Directors. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2004 and 2003 was $109 and $108, respectively.

Non-qualified Supplemental Retirement and Deferred Compensation Plan

     The Company has a non-qualified key employee defined contribution supplemental retirement plan, which provides certain highly compensated employees the opportunity to accumulate deferred compensation which cannot be accumulated under the SEERT due to certain limitations. Contributions are made to the plan at the discretion of the Company’s Board of Directors. Additionally, employees who participate may contribute up to 15 percent of their earnings. The first 5 percent of such employee contributions are eligible for Company matching contributions at the rate of $.50 for each $1.00 contributed. The Company’s expense, including the Company’s matching contributions, for the fiscal years ended October 31, 2004, 2003 and 2002 was approximately $386, $525 and $275, respectively.

Supplemental Executive Retirement Plan

     On April 1, 2002, the Company adopted an unfunded, non-qualified defined benefit supplemental retirement plan, the “Stewart Enterprises, Inc. Supplemental Executive Retirement Plan (“SERP”)” to provide for the payment of pension benefits to a select group of highly-compensated management employees. The retirement plan is non-contributory and provides retirement benefits based on final average compensation, position and the participant’s age, years of service or years of participation in the SERP. The plan is construed in accordance with and governed by the laws of the State of Louisiana, except to the extent that the plan is governed by the Employee Retirement Income Security Act of 1974, as amended. The Company’s expense for the fiscal years ended October 31, 2004, 2003 and 2002 was $1,800, $1,960 and $1,091, respectively. The Company’s liability as of October 31, 2004 and 2003 was $4,712 and $3,021, respectively.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(22) Benefit Plans—(Continued)

1995 Incentive Compensation Plan

     In August 1995, the Board of Directors adopted, and in December 1995 and December 1996 amended, the 1995 Incentive Compensation Plan, which has been approved by the Company’s shareholders, pursuant to which officers and other employees of the Company may be granted stock options, stock awards, restricted stock, stock appreciation rights, performance share awards or cash awards by the Compensation Committee of the Board of Directors. Under the plan, the Compensation Committee may accelerate the exercisability of any option at any time at its discretion, and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan.

     Under the plan from September 7, 1995 through January 12, 1998, the Company granted options to officers and other employees for the purchase of a total of 7,424,536 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $10.50 to $21.50 per share. As of October 31, 2001, 4,983,230 of these options had been repurchased or exercised and 2,441,306 either were forfeited or expired. There were no outstanding options remaining from these grants as of October 31, 2002.

     From July 1998 to February 1999, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 3,682,250 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $16.00 to $27.25 per share. One-third of the options became exercisable in 20 percent annual increments beginning on July 17, 1999. The remaining two-thirds of the options would become exercisable in full on the first day between the grant date and July 17, 2003 that the average of the closing sale prices of a share of Class A common stock over the 20 preceding consecutive trading days equals or exceeds $67.81, which represents a 20 percent annual compounded growth in the price of a share of Class A common stock over five years. All of the options expired on July 31, 2004.

     In January 2000, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 4,018,168 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $5.50 to $6.00 per share. The options became exercisable in 25 percent annual increments beginning January 21, 2001. All of these options expire on January 21, 2005. As of October 31, 2004, 1,714,357 of these options had been exercised, and 1,280,564 options had been forfeited.

     From February 2003 to June 2003, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 200,000 shares of Class A common stock at an exercise price of $5.16. The options became exercisable in 50 percent annual increments beginning February 14, 2004. All of these options expire on April 12, 2005. As of October 31, 2004, 15,062 of these options had been exercised, and none had been forfeited.

     From November 2003 to March 2004, the Company granted new options under the 1995 Incentive Compensation Plan to officers and employees for the purchase of 141,000 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $5.16 to $6.96 per share. The options vested immediately. All of these options expire on January 31, 2005 or April 12, 2005. As of October 31, 2004, 38,041 of these options had been exercised and 3,333 options had been forfeited. On December 22, 2003, the Company granted new options to its executive officers for the purchase of 780,000 shares of Class A common stock at an exercise price of $5.44. These options became exercisable in one-third increments beginning

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(22) Benefit Plans—(Continued)

     October 31, 2004. All of these options expire on December 22, 2013. As of October 31, 2004, none of these options had been exercised, and 286,666 had been forfeited.

2000 Incentive Compensation Plan

     The Board of Directors adopted, and in April 2000 the shareholders approved, the 2000 Incentive Compensation Plan pursuant to which officers and other employees of the Company may be granted stock options, restricted stock or other stock-based awards by the Compensation Committee of the Board of Directors. From April 2000 through June 2003, the Company had granted options to officers and other employees for the purchase of a total of 3,389,532 shares of Class A common stock at exercise prices equal to the fair market value at the grant dates, which ranged from $2.22 to $6.96 per share. The options generally became exercisable in 25 percent annual increments beginning on April 12, 2001. The Compensation Committee may accelerate the exercisability of any option at any time at its discretion, and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan. All of these options expire on April 12, 2005. As of October 31, 2004, 1,238,939 of these options had been exercised, and 626,172 options had been forfeited.

Directors’ Stock Option Plan

     Effective January 2, 1996, the Board of Directors adopted, and in December 1996 amended, the Directors’ Stock Option Plan, which has been approved by the Company’s shareholders, pursuant to which each director of the Company who is not an employee of the Company was granted an option to purchase 72,000 shares of the Company’s Class A common stock. From January 2, 1996 through October 31, 1997, the Company granted a total of 360,000 options at exercise prices equal to the fair market value at the grant dates, which ranged from $12.34 to $18.25 per share. The options generally became exercisable in 25 percent annual increments beginning January 2, 1997, except for grants issued since the initial grant date, which options vested over the remainder of the original four-year period. As of January 2, 2001, 91,052 of these options had been exercised and 268,948 either were forfeited or expired. There were no outstanding options remaining from this grant as of October 31, 2002.

     In January 2000, the Company granted 14,400 new options to purchase shares of Class A common stock under the Directors’ Stock Option Plan to each director of the Company who is not an employee of the Company. A total of 72,000 options were granted at an exercise price of $6.00 per share. The options vested immediately. All of these options expire on January 31, 2005. As of October 31, 2004, none of these options had been exercised, and 14,400 options had been forfeited.

2000 Directors’ Stock Option Plan

     The Board of Directors adopted, and in April 2000 the shareholders approved, the 2000 Directors’ Stock Option Plan pursuant to which each director of the Company who is not an employee of the Company was granted an option to purchase 50,000 shares of the Company’s Class A common stock on April 13, 2000. The Company granted a total of 200,000 options at an exercise price equal to the fair market value at the grant date, which was $4.30 per share. On December 18, 2001, the Company granted 58,334 options at an exercise price equal to fair market value at grant date, which was $6.05 per share. The options generally became exercisable in 25 percent annual increments beginning on April 13, 2001. On February 18, 2004, the Company granted 2,083 options at an exercise price equal to the fair market value at the grant date, which was $6.25 per share. The Compensation Committee may accelerate the exercisability of any option at any time at its discretion, and the options become immediately exercisable in the event of a change of control of the Company, as defined in the plan. All of these options expire on January 31, 2005. As of October 31, 2004, 72,190 of these options had been exercised, and 50,000 options had been forfeited.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(22) Benefit Plans—(Continued)

Employee Stock Purchase Plan

     On July 1, 1992, the Company adopted an Employee Stock Purchase Plan. This plan was terminated and replaced by the 2003 Employee Stock Purchase Plan (the “Plan”), which was approved by the Company’s shareholders at its 2003 annual meeting. The Company authorized 1,000,000 shares for issuance under the Plan. The Plan provides to eligible employees the opportunity to purchase the Company’s Class A common stock semi-annually on June 30 and December 31. The purchase price is established at a 15 percent discount from fair market value, as defined in the Plan. As of October 31, 2004, 148,576 shares had been acquired under this Plan.

Statement of Financial Accounting Standards No. 123

     The Company has adopted the disclosure-only provisions of SFAS No. 123, “Accounting for Stock-Based Compensation,” and continues to apply APB Opinion No. 25 and related interpretations in accounting for its stock-based compensation plans. The following table is a summary of the Company’s stock options outstanding as of October 31, 2004, 2003 and 2002, and the changes that occurred during fiscal years 2004, 2003 and 2002.

	2004		2003		2002
	Number of	Weighted	Number of	Weighted	Number of	Weighted
	Shares	Average	Shares	Average	Shares	Average
	Underlying	Exercise	Underlying	Exercise	Underlying	Exercise
	Options	Prices	Options	Prices	Options	Prices
Outstanding at beginning of year	6,787,624	$7.09	8,062,406	$10.22	8,216,572	$10.66
Granted	923,083	$5.48	254,000	$5.16	347,334	$6.01
Exercised/Repurchased	(2,974,461)	$5.07	(5,000)	$5.16	(45,050)	$4.27
Forfeited	(1,214,853)	$16.08	(1,523,782)	$23.34	(456,450)	$15.57

Outstanding at end of year	3,521,393	$5.26	6,787,624	$7.09	8,062,406	$10.22

Exercisable at end of year	3,288,062	$5.25	4,957,194	$7.79	3,361,888	$8.39

Weighted-average fair value of options granted		$2.22		$1.80		$2.52

The following table further describes the Company’s stock options outstanding as of October 31, 2004.

	Options Outstanding			Options Exercisable
				Number
	Number	Weighted Average		Exercisable
Range of	Outstanding	Remaining	Weighted Average	Weighted Average
Exercise Prices	at 10/31/2004	Contractual Life	Exercise Price	at 10/31/2004	Exercise Price
$ 3.78	3,719	.45 years	$3.78	3,719	$3.78
$ 4.16 to $ 4.41	804,000	.43 years	$4.28	804,000	$4.28
$ 5.16 to $ 6.00	2,412,908	2.13 years	$5.45	2,179,577	$5.45
$ 6.01 to $ 6.96	300,766	.42 years	$6.40	300,766	$6.40

$ 3.78 to $ 6.96	3,521,393	1.59 years	$5.26	3,288,062	$5.25

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(22) Benefit Plans—(Continued)

     SFAS No. 123 applies only to options granted under the Company’s incentive plans and shares acquired under the Company’s Employee Stock Purchase Plan since the beginning of the Company’s 1996 fiscal year. Consequently, the pro forma amounts disclosed below do not reflect any compensation cost for the 7,791,034 stock options outstanding as of the beginning of fiscal year 1996 which have all since expired. If the Company had elected to recognize compensation cost for its stock option and employee stock purchase plans based on the fair value at the grant dates for awards under those plans, in accordance with SFAS No. 123, net earnings (loss) and earnings (loss) per share would have been as follows:

		Year Ended October 31,
		2004	2003	2002
		(Unaudited)
Net earnings (loss)	- as reported	$46,162	$(73,468)	$31,866
	- pro forma	44,695	(76,400)	27,339
Basic earnings (loss) per common share	- as reported	$.43	$(.68)	$.30
	- pro forma	.42	(.71)	.25
Diluted earnings (loss) per common share	- as reported	$.43	$(.68)	$.29
	- pro forma	.41	(.71)	.25

     The fair value of the Company’s stock options used to compute pro forma net earnings (loss) and earnings (loss) per share disclosures is the estimated present value at grant date using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 2004, 2003 and 2002, respectively: expected dividend yield of zero percent, zero percent and .1 percent; expected volatility of 38.9 percent, 38.7 percent and 32.5 percent; risk-free interest rate of 4.4 percent, 4.8 percent and 4.5 percent; and an expected term of 3.9 years, 3.8 years and 3.6 years.

     Likewise, the fair value of shares acquired through the Employee Stock Purchase Plan is estimated on each semi-annual grant date using the Black-Scholes option pricing model with the following weighted average assumptions for fiscal years 2004, 2003 and 2002, respectively: expected dividend yield of zero percent for all years; expected volatility of 62.7 percent, 59.7 percent and 57.8 percent; risk-free interest rate of 1.1 percent, 1.3 percent and 2.3 percent; and an expected term of .5 years for all years.

(23) Commitments, Contingencies and Related Party Transactions

     The Company and certain of its subsidiaries are parties to a number of legal proceedings that have arisen in the ordinary course of business. While the outcome of these proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(23) Commitments, Contingencies and Related Party Transactions—(Continued)

     The Company carries insurance with coverages and coverage limits that it believes to be appropriate for the business. Although there can be no assurance that such insurance is sufficient to protect the Company against all contingencies, management believes that its insurance protection is reasonable in view of the nature and scope of the Company’s operations.

     The Company has noncancellable operating leases, primarily for land and buildings, that expire over the next 1 to 15 years, except for six leases that expire between 2032 and 2039. Rent expense under these leases was $5,755, $5,799 and $6,451 for the years ended October 31, 2004, 2003 and 2002, respectively. The Company leased office space from a non-affiliated company through September 30, 2004. Rental payments to the non-affiliated company were $295 for the year ended October 31, 2004, and $322 per year for the years ended October 31, 2003 and 2002.

     The Company’s future minimum lease payments as of October 31, 2004 are $4,702, $4,210, $3,731, $2,950, $3,889 and $19,603 for the years ending October 31, 2005, 2006, 2007, 2008, 2009 and later years, respectively. Additionally, the Company has entered into non-compete agreements with prior owners of acquired subsidiaries that expire through 2012. During fiscal year 2001, the Company decided to relieve some of the prior owners and key employees of their obligations not to compete; however, the payments will continue to be made in accordance with the contract terms. The Company’s future non-compete payments as of October 31, 2004 for the same periods are $2,915, $1,929, $1,538, $1,209, $328 and $552, respectively.

     The Company is required to maintain a bond ($41,061 as of October 31, 2004) to guarantee its obligations relating to funds the Company withdrew from its preneed funeral trusts in Florida. This amount would become senior debt if the Company was to borrow funds under the revolving credit facility to extinguish the bond obligation by returning to the trusts the amounts it previously withdrew that relate to the remaining preneed contracts.

     On June 8, 2004, the Company announced that William E. Rowe, Chairman of the Board, Chief Executive Officer and President, had decided to retire effective October 31, 2004. He stepped down from his position as President and Chief Executive Officer and has continued in his role as Chairman of the Board. As part of Mr. Rowe’s separation agreement, the Company will pay Mr. Rowe $1,000 in equal installments over a two year period, effective October 31, 2004. The Company recorded the $1,000 charge in the third quarter of fiscal year 2004 but will make the payments in accordance with the terms of the agreement.

     On July 15, 2003, the Company announced that Frank B. Stewart, Jr., Chairman of the Board, had elected to retire and become Chairman Emeritus of the Company. As part of Mr. Stewart’s retirement benefits agreement, the Company agreed to pay Mr. Stewart $1,650, payable in three installments of $550 each. The first payment was made within five days after the announcement of his retirement. The second payment was made on June 20, 2004, and the final payment will be made on June 20, 2005. The Company recorded the $1,650 charge in the third quarter of 2003 but will continue to make the payments in accordance with the terms of the agreement.

     On June 10, 2003, the Company announced that Brian J. Marlowe, Chief Operating Officer, had stepped down to pursue other interests. According to the terms of his employment agreement, he is entitled to receive an amount equal to two years of salary, or $800, over two years. The Company recorded the $800 charge in the

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(23) Commitments, Contingencies and Related Party Transactions—(Continued)

third quarter of 2003 and has paid $560 of the $800 commitment as of October 31, 2004. The remaining amount will be fully paid by June 17, 2005.

     In January 1998, the Company discontinued an insurance policy on the life of Mr. Frank B. Stewart, Jr., Chairman Emeritus of the Company. In order to purchase a replacement policy, The Stewart Family Special Trust borrowed $685 from the Company pursuant to a promissory note due 180 days after the death of Mr. Stewart. Interest on the note accrues annually at a rate equal to the Company’s cost of borrowing under its revolving credit facility and is payable when the principal becomes due. The amount of the loan was equal to the cash value received by the Company upon the discontinuance of the prior insurance policy. The loan proceeds were used by the trust to purchase a single premium policy on the life of Mr. Stewart. Certain of the beneficiaries of The Stewart Family Special Trust are members of Mr. Stewart’s family. The loan was approved by all of the disinterested members of the Board of Directors. The outstanding balance of the loan at October 31, 2004, including accrued interest, was approximately $1,006.

     The father of G. Kenneth Stephens, Jr., Senior Vice President and President of the Company’s Eastern Division, has an 81 percent ownership interest in Cemetery Funeral Supply, Inc., a vendor of the Company. For the years ended October 31, 2004, 2003 and 2002, the Company paid Cemetery Funeral Supply, Inc. $252, $281 and $257, respectively.

(24) Segment Data

     The accounting policies of the Company’s segments are the same as those described in Note 2. The Company evaluates the performance of its segments and allocates resources to them based on gross profit.

     The Company’s operations are product-based and, prior to the sale of its foreign operations, were geographically-based. As such, the Company’s primary reportable operating segments presented in the following table are based on products and services and include funeral and cemetery operations.

     The Company’s funeral homes offer a complete range of funeral services and products both at the time of need and on a preneed basis. The Company’s services and products include family consultation, removal and preparation of remains, the use of funeral home facilities for visitation, worship and funeral services, transportation services, flowers and caskets. In addition to traditional funeral services, all of the Company’s funeral homes offer cremation products and services.

     The Company’s cemetery operations involve the sale of cemetery property and related merchandise, including lots, lawn crypts, family and community mausoleums, monuments, memorials and burial vaults, along with the sale of burial site openings and closings and inscriptions. Cemetery property and merchandise sales are made both at the time of need and on a preneed basis.

     As of October 31, 2004, the Company conducted both funeral and cemetery operations in the United States and Puerto Rico. The Company sold its operations in Mexico, Australia, New Zealand, Belgium and the Netherlands during the fourth quarter of fiscal year 2001 and sold its operations in Spain, Portugal, France, Canada and Argentina during fiscal year 2002.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(24) Segment Data—(Continued)

     The operations of businesses sold during fiscal year 2002 (including foreign operations), the operations of businesses sold as real estate during fiscal years 2003 and 2004 and any gains and losses related to these businesses are included in continuing operations for all periods presented. The table below presents information about reported segments for the fiscal years ended October 31, 2004, 2003 and 2002 for the Company’s continuing operations only:

			Reconciling	Consolidated
	Funeral	Cemetery	Items (1)	Totals
Revenues from external customers
October 31, 2004	$280,045	236,837	—	$516,882
October 31, 2003	$280,329	223,384	—	$503,713
October 31, 2002	$325,240	235,908	—	$561,148

Gross profit
October 31, 2004	$78,250	56,533	—	$134,783
October 31, 2003	$70,094	49,706	—	$119,800
October 31, 2002	$86,413	56,584	—	$142,997

     The table below presents information about reported segments for the fiscal years ended October 31, 2004, 2003 and 2002 and as of October 31, 2004 and 2003:

Additions to long-lived assets (2)
October 31, 2004	$9,629	15,680	5,405	$30,714
October 31, 2003	$8,978	14,836	4,390	$28,204
October 31, 2002	$9,108	14,220	4,670	$27,998

Depreciation and amortization
October 31, 2004	$23,724	24,273	4,823	$52,820
October 31, 2003	$25,240	24,258	4,213	$53,711
October 31, 2002	$25,969	26,016	4,192	$56,177

Total assets
October 31, 2004	$1,174,828	1,315,126	75,244	$2,565,198
October 31, 2003	$1,312,069	1,141,117	119,989	$2,573,175

Goodwill
October 31, 2004	$318,935	85,234	—	$404,169
October 31, 2003	$319,543	84,939	—	$404,482

Assets held for sale (3)
October 31, 2004	$3,590	—	—	$3,590
October 31, 2003	$36,577	3,719	—	$40,296

(1)	Reconciling items consist of unallocated corporate assets, depreciation and amortization on unallocated corporate assets and additions to corporate long-lived assets.

(2)	Long-lived assets include cemetery property and net property and equipment.

(3)	See Note 15.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(24) Segment Data—(Continued)

     A reconciliation of total segment gross profit to total earnings (loss) from continuing operations before income taxes for the fiscal years ended October 31, 2004, 2003 and 2002, is as follows:

	Year Ended October 31,
	2004	2003	2002
Gross profit for reportable segments	$134,783	$119,800	$142,997
Corporate general and administrative expenses	(17,097)	(17,733)	(17,261)
Separation charges	(3,435)	(2,450)	—
Impairment of goodwill	—	(73,000)	—
Gains on dispositions and impairment (losses), net	564	(18,972)	(18,500)
Other operating income, net	2,122	2,093	2,544
Interest expense	(47,335)	(53,478)	(62,339)
Loss on early extinguishment of debt	—	(11,289)	—
Investment and other income (expense), net	(922)	545	20

Earnings (loss) from continuing operations before income taxes	$68,680	$(54,484)	$47,461

	U.S. and
	Possessions (1)	Foreign (2)	Consolidated

Revenues from external customers
October 31, 2004	$516,882	—	$516,882
October 31, 2003	$503,713	—	$503,713
October 31, 2002	$518,653	42,495	$561,148

Gross profit
October 31, 2004	$134,783	—	$134,783
October 31, 2003	$119,800	—	$119,800
October 31, 2002	$137,749	5,248	$142,997

(1)	Includes the Company’s operations in the United States and Puerto Rico.

(2)	Foreign revenue is based on the country in which the sales originate. The Company sold its operations in Mexico, Australia, New Zealand, Belgium and the Netherlands in fiscal year 2001 and sold its operations in Spain, Portugal, France, Canada and Argentina during fiscal year 2002.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(25) Quarterly Financial Data (Unaudited)

     As discussed in Notes 2(r) and 15, the Company has reclassified the results of certain businesses previously reported as discontinued operations to continuing operations. The quarterly financial data in the table below has been reclassified consistent with this change in presentation. These reclassifications had no impact on net earnings (loss) or earnings (loss) per common share as reported below.

	First	Second	Third	Fourth
Year Ended October 31, 2004(1)
Revenues, as previously reported	$129,838	$130,079	$127,611	$125,898
Revenues, as reclassified	130,789	131,243	128,435	126,415
Gross profit, as previously reported	36,841	36,859	31,424	29,375
Gross profit, as reclassified	37,005	36,945	31,486	29,347
Net earnings	11,728	14,757	10,843	8,834
Earnings per common share:
Basic	.11	.14	.10	.08
Diluted	.11	.14	.10	.08

	First	Second	Third	Fourth
Year Ended October 31, 2003(2)
Revenues, as previously reported	$125,197	$127,308	$123,774	$123,678
Revenues, as reclassified	126,053	128,715	124,579	124,366
Gross profit, as previously reported	31,077	32,578	28,125	28,044
Gross profit, as reclassified	30,995	32,700	28,013	28,092
Net earnings (loss)	9,473	9,491	(2,499)	(89,933)
Earnings (loss) per common share:
Basic	.09	.09	(.02)	(.83)
Diluted	.09	.09	(.02)	(.83)

(1) First quarter of fiscal year 2004 includes a charge of $1,993 ($1,236 after tax, or $.01 per share) for severance costs associated with the workforce reductions the Company announced in December 2003. Second quarter of fiscal year 2004 includes a $55 reduction in the 2003 impairment charge in continuing operations and a charge of $138 for severance costs associated with the December 2003 workforce reductions. Third quarter of fiscal year 2004 includes a $282 reduction in the 2003 impairment charge in continuing operations and a $339 increase in the 2003 impairment charge in discontinued operations. Third quarter of fiscal year 2004 also includes a charge of $1,085 ($673 after tax, or $.01 per share) relating to the December 2003 workforce reductions and separation pay for a former executive officer. Fourth quarter of fiscal year 2004 includes gains on dispositions, net of impairment losses, of $227 in continuing operations and $362 in discontinued operations. Fourth quarter of fiscal year 2004 also includes a charge of $219 for severance costs associated with the December 2003 workforce reductions .

(2) Third quarter of fiscal year 2003 includes a charge of $11,289 ($7,338 after tax, or $.07 per share) in connection with the redemption of the ROARS and a charge of $2,450 ($1,519 after tax, or $.01 per share) related to separation pay for former executive officers. Fourth quarter of fiscal year 2003 includes a noncash charge of $73,000 ($66,900 after tax, or $.62 per share) in connection with goodwill impairment in the cemetery segment. Fourth quarter of fiscal year 2003 also includes long-lived asset impairment charges of $18,972 ($16,256 after tax, or $.15 per share) in continuing operations and $15,328 ($13,943 after tax, or $.13 per share) in discontinued operations.

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Dollars in thousands, except per share amounts)

(25) Quarterly Financial Data (Unaudited)—(Continued)

     Changes in the number of deaths can vary among local markets and from quarter to quarter, and variations in the number of deaths in the Company’s markets or from quarter to quarter are not predictable. However, generally the number of deaths fluctuates with the seasons with more deaths occurring during the winter months primarily resulting from pneumonia and influenza. These variations can cause revenues to fluctuate.

(26) Subsequent Events

     On November 19, 2004, the Company entered into an amended and restated senior secured credit facility. For additional information, see Note 18.

     On December 2, 2004, Thomas M. Kitchen was selected as Executive Vice President and Chief Financial Officer of the Company. On December 14, 2004, Leslie Rosenthal Jacobs resigned from the Company’s Board of Directors. On December 15, 2004, Ashton J. Ryan, Jr. was elected to the Company’s Board of Directors.

     (27) Subsequent Events (Unaudited)

     On February 11, 2005, the Company completed the private offering of $200,000 aggregate principal amount of its 6.25 percent senior notes due 2013. The Company also borrowed $130,000 in additional term loan debt under its senior secured credit facility. The Company used the net proceeds from these transactions, together with a portion of its available cash, to repurchase $298,250 in aggregate principal amount of its 10.75 percent senior subordinated notes due 2008 and to pay related tender premiums, fees, expenses and accrued interest of $28,931. In the second quarter of fiscal year 2005, the Company will incur a charge for early extinguishment of debt of approximately $30,057 ($19,537 after tax, or $.17 per share) representing the bond tender premium, related fees and expenses and the write-off of unamortized fees.

     On March 28, 2005, the Company announced that its Board of Directors approved the initiation of a quarterly cash dividend of two and one-half cents per share of common stock. The first dividend is payable on April 29, 2005 to shareholders of record at the close of business on April 15, 2005. Although the Company intends to pay regular quarterly cash dividends for the foreseeable future, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter after its review of the Company’s financial performance.

     On March 28, 2005, the Company announced the adoption of a new stock repurchase program, authorizing the investment of up to $30,000 in the repurchase of the Company’s common stock. The Company had previously announced its initial stock repurchase program in June of 2003 of up to $25,000 (which was subsequently increased by $3,000 to a total of $28,000). On March 17, 2005, the Company completed its initial stock repurchase program, having repurchased 4,400,000 shares since its inception. Repurchases under the new program will be limited to the Company’s Class A common stock, and will be made in the open market or in privately negotiated transactions at such times and in such amounts as management deems appropriate, depending upon market conditions and other factors. Under the Company’s Amended and Restated Credit Agreement, based on balances on January 31, 2005, the Company can invest up to $56,732 per year to repurchase stock and pay dividends.

     On April 5, 2005 at the Company’s annual shareholders’ meeting, William E. Rowe retired from the Board of Directors and as Chairman of the Board. At the recommendation of the Corporate Governance and Nominating Committee, John P. Laborde, an independent director of the Company since 1995, was appointed Chairman of the Board. Also, at the Company’s annual shareholders’ meeting, John C. McNamara was elected as a director to fill the vacancy left by Mr. Rowe’s retirement. The shareholders also approved the 2005 Directors’ Stock Plan, which authorizes a total of 400,000 shares of Class A common stock to be issued under the Plan to non-employee directors.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON
FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Shareholders
of Stewart Enterprises, Inc.:

Our audits of the consolidated financial statements of Stewart Enterprises, Inc. and Subsidiaries referred to in our report dated January 5, 2005, except for notes 2(r) and 15 for which the date is April 12, 2005, appearing in Item 8 of this Form 10-K, also included an audit of the financial statement schedule listed in Item 15(a)(2) of this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

PricewaterhouseCoopers LLP

New Orleans, Louisiana
January 5, 2005, except for notes 2(r) and 15
     for which the date is April 12, 2005

STEWART ENTERPRISES, INC.
AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS
(Dollars in thousands)

COLUMN A	COLUMN B	COLUMN C	COLUMN D	COLUMN E	COLUMN F
	Balance at	Charged to	Charged to
	beginning	costs and	other		Balance at
Description	of period	expenses	accounts(1)	Write-offs	end of period
Current—Allowance for contract cancellations and doubtful accounts:
Year ended October 31,
2004	$3,582	2,416	62	(477)	$5,583
2003	$3,369	2,809	16	(2,612)	$3,582
2002	$5,348	4,139	—	(6,118)	$3,369

Due after one year—Allowance for contract cancellations and doubtful accounts:
Year ended October 31,
2004	$6,579	4,691	—	(3,248)	$8,022
2003	$5,868	5,218	—	(4,507)	$6,579
2002	$8,875	7,360	—	(10,367)	$5,868

Deferred tax asset valuation allowance
Year ended October 31,
2004	$13,980	(263)	—	(4,161)	$9,556
2003	$—	13,980	—	—	$13,980
2002	$—	—	—	—	$—

(1)	In fiscal year 2003 and 2004, amounts charged to other accounts relate to assets held for sale and asset sales completed.